As filed with the Securities and Exchange Commission on June 24, 2011
File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LYONDELLBASELL INDUSTRIES N.V.
LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

The Netherlands	2860	98-0646235
Delaware	2860	95-4160558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Weena 737 3013AM Rotterdam The Netherlands 31 10 275 5500	1221 McKinney Street Suite 700 Houston, Texas 77010 (713) 309 — 7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig B. Glidden
Weena 737
3013AM Rotterdam
The Netherlands
31 10 275 5500
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Note(1)	Offering Price	Fee(1)
11% Senior Secured Notes due 2018	$602,883,016	100%	$602,883,016	$69,995
Guarantees of 11% Senior Secured Notes due 2018(2)	—	—	—	(3)

(1)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) See inside facing page for additional registrants.

(3) Pursuant to Rule 457(h), no registration fee is required for the Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	IRS Employer
	Incorporation	Identification
Exact Name of Registrant Guarantors(1)	or Formation	Number

LyondellBasell Finance Company	Delaware	75-3260806
LyondellBasell Acetyls, LLC	Delaware	27-1191233
Houston Refining LP	Delaware	76-0395303
LyondellBasell F&F Holdco, LLC	Delaware	27-1191320
LyondellBasell Acetyls Holdco, LLC	Delaware	27-1191133
Lyondell Refining I LLC	Delaware	76-0321158
Lyondell Refining Company LLC	Delaware	76-0321158
Lyondell Europe Holdings Inc.	Delaware	26-0547030
Lyondell Chimie France LLC	Delaware	23-1976967
Lyondell Chemical Technology, L.P.	Delaware	54-1613415
Lyondell Chemical Technology Management, Inc.	Delaware	23-2631289
Lyondell Chemical Technology 1 Inc.	Delaware	56-2561588
Lyondell Chemical Properties, L.P.	Delaware	23-2836105
Lyondell Chemical Overseas Services, Inc.	Delaware	95-4086869
Lyondell Chemical International Company	Delaware	51-0109803
Lyondell Chemical Delaware Company	Delaware	51-0309094
Equistar Chemicals, LP	Delaware	76-0550481
Basell North America Inc.	Delaware	51-0272090
Equistar GP, LLC	Delaware	27-1190908
Equistar LP, LLC	Delaware	27-1191017

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2011

Preliminary Prospectus

LYONDELL CHEMICAL COMPANY

$602,883,016 11% Senior Secured Notes due 2018

This prospectus relates to $602,883,016 aggregate principal amount of 11% Senior Secured Notes due 2018 of Lyondell Chemical Company. The Notes offered by this prospectus are to be sold for the account of selling security holders and Lyondell Chemical Company will not receive any cash proceeds from the selling security holders’ sales of the Notes.

The Notes bear interest at a rate equal to 11% per annum. Interest on the Notes is paid semi-annually in arrears on each February 1 and August 1. The Notes will mature on May 1, 2018.

We may redeem any of the Notes beginning on May 1, 2013 at the redemption prices specified in this prospectus. We may also redeem any of the Notes at any time prior to May 1, 2013 at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. At any time prior to May 1, 2013, we may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, with the net proceeds of one or more specified equity offerings.

The Notes are guaranteed by LyondellBasell Industries N.V., the parent of the Issuer, and certain subsidiaries of LyondellBasell Industries N.V., on a senior third-priority secured basis, and are secured on a third-priority basis by the same collateral securing the Issuer and LyondellBasell Industries’ other senior secured obligations.

In the event of enforcement of the liens securing the Notes and the related guarantees, the proceeds thereof will first be applied to repay obligations secured by senior priority liens, including our Senior Term Loan Facility, our ABL Facility and our First Lien Notes. The Notes and the related guarantees rank equal in right of payment to all other existing and future senior indebtedness of the Issuer and the guarantors, and rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer and the guarantors.

See “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider prior to investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated          , 2011.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or amendment. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but our business, financial condition or results of operations may have changed since that date.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, the impact of “fresh-start” accounting, the impact of our bankruptcy on our future performance and other information that is not historical information. Forward-looking statements can be identified by words such as “estimate,” “believe,” “expect,” “anticipate,” “plan,” “may,” “should,” “continue,” “budget” or other words that convey the uncertainty of future events or outcomes. Many of these forward-looking statements have been based on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Our actual results (including the results of our joint ventures) could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to:

•	if we are unable to comply with the terms of our credit facilities and other financing arrangements, those obligations could be accelerated, which we may not be able to repay;

•	we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•	the cost of raw materials represent a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•	industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•	uncertainties associated with worldwide economies create increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty exposure;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•	we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we may face operating interruptions due to events beyond our control at any of our facilities, which would negatively impact our operating results, and because the Houston refinery is our only North American refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position; and

ii

•	we are subject to the risks of doing business at a global level, including fluctuations in exchange rates, wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results.

Any of these factors, or a combination of these factors, could materially affect our future results of operations (including those of our joint ventures) and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of future performance, and our actual results and future developments (including those of our joint ventures) may differ materially from those projected in the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes and the information incorporated by reference into this prospectus, before making an investment decision. In this prospectus, the terms “our,” “we,” “us,” “LyondellBasell,” the “Company,” and similar terms refer to LyondellBasell Industries N.V. and include all of our consolidated subsidiaries unless the context requires otherwise. When we use “Lyondell Chemical” or “LCC,” we are referring to our wholly owned subsidiary and the issuer of the notes, Lyondell Chemical Company.

The Company

Overview

We are the world’s third largest independent chemical company based on revenues and an industry leader in many of our product lines. We are a top worldwide producer of ethylene and polyethylene as well as propylene oxide (“PO”) and polyethylene (“PE”) and the world’s largest producer of polypropylene and polypropylene compounds (“PP compounds”). Additionally, we are a leading provider of technology licenses and a supplier of catalysts for polyolefin production. Our refinery in Houston, Texas (the “Houston Refinery”) is among North America’s largest full conversion refineries capable of processing significant quantities of heavy, high-sulfur crude oil. We participate in the full petrochemical value chain, from refining to specialized end uses of petrochemical products, and we believe that our vertically integrated facilities, broad product portfolio, manufacturing flexibility, superior technology base and operational excellence allow us to extract value across the full value chain.

Emergence from Chapter 11 Proceedings

We were formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”) after completion of proceedings under chapter 11 of title 11 of the U.S. Bankruptcy Code. LyondellBasell AF and 93 of its subsidiaries were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the U.S. Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). Other subsidiaries of LyondellBasell AF were not involved in the Bankruptcy Cases. On April 23, 2010, the Bankruptcy Court approved our Third Amended and Restated Plan of Reorganization and we emerged from bankruptcy on April 30, 2010 (the date of our emergence from bankruptcy being the “Emergence Date”).

Prior to the Emergence Date, we had not conducted any business operations. Accordingly, unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus, reflect the actual historical consolidated results of operations and financial condition of LyondellBasell AF for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby or the adoption of “fresh-start” accounting. Thus, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to us and our subsidiaries following the Emergence Date. As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and we now own and operate, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. References herein to “our” historical consolidated financial information (or data derived therefrom) should be read to refer to the historical financial information of LyondellBasell AF.

We are the successor to the combination in December 2007 of Lyondell Chemical Company and Basell AF S.C.A. (“Basell”), which created one of the world’s largest petrochemical companies with significant worldwide scale and leading product positions.

General Corporate Information

We are a public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. Lyondell Chemical’s executive offices are located at 1221 McKinney Street, Suite 700, Houston, Texas 77010. Our telephone number at our Houston office is (713) 309-7200. LyondellBasell Industries N.V.’s corporate seat is located at Weena 737, 3013 AM Rotterdam, The Netherlands. Our website address is www.lyondellbasell.com. The information in our website is not part of, or incorporated by reference into, this prospectus.

The Offering

The following summary describes the principal terms of the Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete description of the terms of the Notes, see “Description of the Notes.”

Issuer	Lyondell Chemical Company

Securities Offered	Up to $602,883,016 principal amount of 11% Senior Secured Notes due 2018.

Maturity Date	May 1, 2018.

Interest Payment Dates	February 1 and August 1

Guarantees	The Notes are jointly and severally, and fully and unconditionally, guaranteed by LyondellBasell Industries N.V. and, subject to certain exceptions, each existing and future wholly owned U.S. restricted subsidiary of LyondellBasell Industries N.V., other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and together with LyondellBasell Industries N.V., the “Guarantors”). For information on the guarantees, see “Description of Notes — The Guarantees.”

Security	The Notes are secured by a third priority lien on (i) substantially all of Lyondell Chemical and each Subsidiary Guarantor’s existing and future property and assets (subject to certain exceptions), (ii) the capital stock of all U.S. subsidiaries of LyondellBasell Industries N.V. and each Subsidiary Guarantor (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary), and (iii) 65% of the capital stock and 100% of the non-voting capital stock of all first-tier non-U.S. subsidiaries of the Issuer or LyondellBasell Industries N.V., in each case subject to certain exceptions, permitted liens and release under certain circumstances. For more information, see “Description Notes — Security.”

In addition, pledges of capital stock or other securities of our subsidiaries are limited to the extent Rule 3-16 of Regulation S-X would require the filing of separate financial statements with the SEC for that subsidiary (such limitation is referred to herein as the “3-16 Exemption”); provided that the 3-16 Exemption will not apply to the capital stock of Lyondell Chemical and LyondellBasell Subholdings B.V. See “Description of Notes — Security.”

Ranking	The Notes are our senior third-priority secured obligations and rank equal in right of payment to all of our other existing and future senior indebtedness, and rank senior in right of payment to all existing and future subordinated indebtedness. In the event of enforcement of the liens securing the Notes, the proceeds thereof will first be applied to repay obligations secured by senior priority liens, including our Senior Term Loan Facility, our ABL Facility and our First Lien Notes. See “Description of Notes — Ranking” and “Description of Notes — Security.”

Optional Redemption	At any time prior to May 1, 2013, we may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 111.000% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, with the net proceeds of one or more specified equity offerings.

In addition, prior to May 1, 2013, we may redeem the Notes at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof plus the applicable make-whole premium as of, and accrued and unpaid interest, to, but not including, the applicable redemption date.

On or after May 1, 2013, we may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth specified under “Description of Notes — Redemption — Optional Redemption” plus accrued and unpaid interest thereon, if any, to but not including, the applicable redemption date. For a further discussion, see “Description of Notes — Redemption — Optional Redemption.”

Change of Control	Upon a change of control (as defined in “Description of Notes — Certain Definitions”), we will be obligated to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

Certain Indenture Covenants	We issued the Notes under an indenture as of April 30, 2010 with Wells Fargo Bank, National Association, the trustee. The indenture, among other things, restricts our ability to:

• incur additional indebtedness;

• make investments;

• pay dividends and make other restricted payments;

• create certain liens;

• sell assets;

• enter into certain types of transactions with our affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes — Certain Covenants.” Certain covenants will be suspended after we have received investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s) and Standard & Poor’s Ratings Group (“S&P”); provided that no default has occurred and is continuing.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” beginning on page 5 for a discussion of certain factors you should consider in evaluating whether or not to invest in the Notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 regarding the Notes. This prospectus does not contain all of the information found in the registration statement. For further information regarding LyondellBasell and the Notes offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet at http://www.sec.gov. LyondellBasell’s registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

The SEC allows us to “incorporate by reference” information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Definitive Proxy Statement on Schedule 14A for the 2011 Annual General Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

•	Current Reports on Form 8-K filed January 19, 2011, April 1, 2011, May 10, 2011, May 18, 2011, June 8, 2011, and June 22, 2011.

These documents contain important information about LyondellBasell, including its consolidated financial statements for the year ended December 31, 2010 and its financial condition and results of operations.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

LyondellBasell Industries N.V.
c/o Lyondell Chemical Company
1221 McKinney Street, Suite 700
Houston, Texas 77010
Attn: Secretary to the Supervisory Board
(713) 309-7200

RISK FACTORS

The following is a discussion of certain risk factors that relate specifically to an investment in the Notes. You should carefully consider the risks below, as well as those contained in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference, together with all of the other information contained in this prospectus, before deciding to invest in the Notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to an Investment in the Notes

The value of the security interest in the collateral may not be sufficient to satisfy all our obligations under the Notes.

The Notes are secured by (subject to exceptions and permitted liens) a third priority lien on (i) substantially all of the Issuer’s and each Subsidiary Guarantor’s existing and future property and assets, (ii) the capital stock of all U.S. subsidiaries of LyondellBasell and each Subsidiary Guarantor (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary) and (iii) 65% of the capital stock and 100% of the non-voting capital stock of all first-tier non-U.S. subsidiaries of the Issuer or of LyondellBasell (subject in the case of the pledges of certain stock to the 3-16 Exemption). In the event of enforcement of the liens securing the Notes, the proceeds thereof will first be applied to repay obligations secured by senior priority liens, including our Senior Term Loan Facility, our ABL Facility and our First Lien Notes, in full before making any payments on the Notes. In the event the proceeds from the collateral are not sufficient to repay the Notes, any remaining Notes outstanding will be general unsecured claims.

Many of our assets, such as assets owned by our foreign subsidiaries, are not part of the collateral securing the Notes. In addition, our foreign subsidiaries will be permitted to incur substantial indebtedness in compliance with the covenants under the indenture governing the Notes and the agreements governing our other indebtedness. There are no limitations on our ability to transfer assets and cash flow to our non-Guarantor subsidiaries under the indenture, although we have no present intention of transferring any material portion of the Notes collateral in this manner. Upon such a transfer, those assets would be released automatically from the lien securing the Notes.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral securing our obligations will be sufficient to pay our obligations under the Notes in full or at all. There also can be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose may be subject to perfection, priority issues, state law requirements and practical problems associated with the realization of the trustee’s security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, obtaining third-party consents, making additional filings, statutory rights of redemption and the effect of the order of foreclosure. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The Note are effectively subordinated to all liabilities of our non-Guarantor subsidiaries and structurally subordinated to claims of creditors of all of our foreign subsidiaries.

The Notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not the Issuer or Guarantors of the Notes. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of our non-Guarantor subsidiaries, these non-Guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to LyondellBasell Industries N.V. or the Issuer.

The Notes are not guaranteed by any of LyondellBasell Industries N.V.’s non-U.S. subsidiaries. LyondellBasell Industries N.V.’s non-U.S. subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that LyondellBasell Industries N.V., the Issuer or the Subsidiary Guarantors have to receive any assets of any of the non-U.S. subsidiaries of LyondellBasell Industries N.V. upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

The indenture governing the Notes and our other debt agreements allow us to incur substantial debt at our non-Guarantor subsidiaries, all of which would be effectively senior to the Notes and the guarantees to the extent of the assets of those non-Guarantor subsidiaries. As of March 31, 2011, our non-Guarantor subsidiaries had approximately $343 million of outstanding indebtedness, which would rank effectively senior to the Notes offered hereby, with respect to the assets of such non-Guarantor subsidiaries. In addition, there are no restrictions in the indenture governing the Notes relating to the transfer of funds between restricted subsidiaries, including between Guarantor and non-Guarantor restricted subsidiaries. Holders of the Notes are structurally subordinated to creditors of the non-Guarantors and are subject to the foregoing risks concerning the amount of such structural subordination, among others.

Repayment of our debt, including required principal and interest payments on the Notes, is dependent on cash flow generated by our foreign subsidiaries.

Our foreign subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the Notes, is dependent, to a significant extent, on the generation of cash flow by our foreign subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our foreign subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each foreign subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our foreign subsidiaries. While the indenture governing the Notes limits the ability of our foreign subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we are unable to receive distributions from our foreign subsidiaries we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

Holders of notes will not control decisions regarding collateral.

Pursuant to the Junior Lien Intercreditor Agreement, until such time as the outstanding debt under the First Lien Notes is no longer outstanding, the collateral agent for the First Lien Notes and for the ABL Facility will be able to control substantially all matters related to the collateral securing the Notes. The holders of the First Lien Notes (in the case of the Notes Collateral) and the lenders under the ABL Facility (in the case of the ABL Facility Collateral) may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to, the shared collateral with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes. To the extent liens on shared collateral securing the First Lien Notes and the ABL Facility are released, the liens securing the Notes may also automatically be released. These are substantial consequences to holders of Notes in not having control over decisions with respect to collateral in the first instance, which are described under “Description of Notes — Security — Junior Lien Intercreditor Agreement” that should be carefully reviewed by investors in the Notes.

Furthermore, notwithstanding the above paragraph, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral securing the Notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to the lien securing the Notes only to the extent such proceeds would otherwise constitute “collateral” securing the notes under the security documents. To the extent the proceeds from any such sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the notes would be reduced and the notes would not be secured by such proceeds. For instance, if we sell any of our domestic assets which constitute collateral securing the Notes and, with the proceeds from such sale, purchase assets in Europe which we transfer to one of our foreign subsidiaries, the holders of the Notes would not receive a security interest in the assets purchased in Europe and transferred to our foreign subsidiary because the pool of assets which constitutes collateral securing the Notes under the security documents excludes assets owned by our foreign subsidiaries.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture; and

•	with respect to collateral held by a Guarantor, upon the release of such Guarantor from its guarantee.

The guarantee of a subsidiary Guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary Guarantor in a transaction not prohibited by the indenture. The indenture also permits us to designate one or more of our restricted subsidiaries that is a Guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary Guarantor as an unrestricted subsidiary for purposes of the indenture governing the Notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the Notes. See “Description of Notes.”

The collateral securing the Notes may be diluted under certain circumstances.

The collateral that secures the Notes also secures our obligations under our first lien indebtedness, on a higher priority basis. This collateral may secure additional indebtedness that we incur in the future on a higher priority basis than the Notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a higher priority basis.

The collateral securing the Notes may be subject to material exceptions, defects and encumbrances that adversely impact its value.

Any exceptions, defects, encumbrances, liens and other imperfections on the collateral that secures the first lien indebtedness could adversely affect the value of the collateral securing the Notes as well as the ability of the collateral agent to realize or foreclose on such collateral. In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of properties that are the collateral for the Notes depends on the maintenance of such permits and licenses may be prohibited. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited or may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

State law may limit the ability of the collateral agent, trustee and the holders of the Notes to foreclose on the real property and improvements included in the collateral.

The Notes will be secured by, among other things, liens on real property and improvements located in the States of Florida, Illinois, Iowa, Louisiana and Texas. The laws of those states may limit the ability of the trustee and the holders of the Notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the Notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the Notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the Notes from declaring a default and accelerating the Notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Rights of holders of Notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral delivered after the issue date or acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the collateral agent or the administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the Notes.

If we, or any Subsidiary Guarantor, were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the Notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date of the Notes. Liens recorded or perfected after the issue date of the Notes beyond the time period provided for perfecting as permitted under the U.S. Bankruptcy Code, such as the mortgage described above, may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the indebtedness. Accordingly, if we or a subsidiary Guarantor were to file for bankruptcy protection after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the Notes may be especially subject to challenge as a result of having been perfected after their issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

The pledge of the capital stock or other securities of the Issuer’s subsidiaries that secure the Notes will automatically be released from the lien on it and will no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for such subsidiary.

The Notes and the guarantees are secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral for any class of securities registered or to be registered is greater than or equal to 20% of the aggregate principal amount of the Notes then outstanding, such a subsidiary would be required to provide separate financial statements in filings with the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the Notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). We have agreed that the 3-16 Exemption will not apply to the pledges of stock of Lyondell Chemical and LyondellBasell Subholdings B.V. and we will file separate financial statements for those entities, if required to do so.

As a result, it may be more difficult, costly and time-consuming for holders of the Notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Notes — Security.”

In the event of bankruptcy, the ability of the holders of the Notes to exercise remedies in respect of the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of Notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy following the issuance of the Notes. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•	the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Bankruptcy law could thus prevent, or at a minimum delay, the collateral agent from repossessing and disposing of, or otherwise exercising remedies in respect of, the collateral upon the occurrence of an event of default if a bankruptcy proceeding were to be commenced by or against us or the Guarantors prior to the collateral agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the collateral. Under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instrument; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. The court may find “adequate protection” if the debtor pays cash or grants additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the guarantees.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment, fixtures and other improvements may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.

The terms of our indenture governing the Notes may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The indenture governing the Notes contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

In addition, our senior secured term loan facility (the “Senior Term Loan Facility”) requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them.

A breach of the covenants under the indenture that governs the Notes or under the credit agreement governing the Senior Term Loan Facility could result in an event of default under the applicable indebtedness.

Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our Senior Term Loan Facility would permit the lenders under our Senior Term Loan Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Senior Term Loan Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or holders of Notes accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

In the event of a bankruptcy of us or any of the Guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy proceeding with respect to us or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim in an amount equal to the value of the collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest or applicable fees, costs or charges and a lack of entitlement on the part of the unsecured portion of the Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the Notes from recovering payments due on the Notes.

Although the Issuer is incorporated in Delaware, LyondellBasell Industries N.V. is organized in The Netherlands. In addition, LyondellBasell Industries N.V. is party to certain of the key agreements affecting your rights as holders of the Notes and your ability to recover under the Notes are incorporated in jurisdictions other than the U.S. The insolvency laws of The Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities.

The Issuer is an entity incorporated under the laws of the State of Delaware. However, LyondellBasell Industries N.V. is organized under the laws of The Netherlands. LyondellBasell Industries N.V. has agreed, in accordance with the terms of the indenture under which the Notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the Notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for securityholders to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws against certain of LyondellBasell Industries N.V.’s assets. A judgment of a U.S. court based solely upon civil liability under those laws may be unenforceable outside of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in jurisdictions outside of the U.S.

Fraudulent transfer and other laws may permit a court to void the guarantees, and if that occurs, you may not receive any payments on the guarantees.

The issuance of the Notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the Guarantors or on behalf of our unpaid creditors or the unpaid creditors of a Guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the Notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our Subsidiary Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our Subsidiary Guarantors were or was insolvent or rendered insolvent by reason of issuing the Notes or the guarantees;

•	payment of the consideration left us or any of our Subsidiary Guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our Subsidiary Guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature. If a court were to find that the issuance of the Notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary Guarantor, require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to our other debt and that of our Subsidiary Guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the Notes and the guarantees would not be subordinated to our or any Subsidiary Guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable subsidiary Guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable subsidiary Guarantor’s other debt or take other action detrimental to the holders of the Notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a guarantee.

The Issuer may not be able to fulfill its repurchase obligations in the event of a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the indenture governing our 8% Senior Secured Notes due 2017 (the “First Lien Notes”), upon the occurrence of specific kinds of change of control events (as defined therein), we will be required to offer to repurchase all outstanding First Lien Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Further, under the Senior Term Loan Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and the commitments to lend would terminate. The source of funds for any purchase of the Notes and repayment of borrowings under our Senior Term Loan Facility will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the credit agreement governing our new Senior Term Loan Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture governing the Notes. See “Description of Notes — Change of Control.”

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the Notes, constitute a “change of control” that would require us to repurchase the Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See the section titled “Description of Notes — Change of Control.”

In addition, the definition of change of control in the indenture governing the Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

If an active trading market does not develop for the Notes, you may not be able to resell them.

There is no established trading market for the Notes and an active trading market for the Notes may not develop, in which case the market price and liquidity of the Notes may be adversely affected.

In addition, you may not be able to sell your Notes at a particular time or at a price favorable to you. Future trading prices of the Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	the interest of securities dealers in making a market in the Notes;

•	the market for similar securities; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of these securities. It is possible that the market for the Notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the Notes, regardless of our prospects or performance.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes or to us could cause the liquidity or market value of the Notes to decline.

We and the Notes have been rated by nationally recognized statistical ratings organizations, and may in the future be rated by additional rating agencies. Any rating so assigned may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

USE OF PROCEEDS

We are registering the resale of the Notes pursuant to registration rights granted to the selling security holders in the Registration Rights Agreement dated April 30, 2010 (the “Registration Rights Agreement”). We will not receive any of the proceeds from the sale of the Notes.

PLAN OF DISTRIBUTION

The Notes being offered by this prospectus may be sold from time to time to purchasers directly by the selling security holders listed in the table set forth in “Selling Security Holders” and their donees, pledges, transferees or any of their successors-in-interest or, alternatively, through underwriters, broker-dealers or agents. The selling security holders may offer the Notes at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in one or more transactions, which may involve block transactions, transactions in the over-the-counter market, in negotiated transactions, through the writing of options or a combination of any such methods of resale.

In connection with sales of the Notes, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Notes in the course of hedging the positions they assume. The selling security holders may also sell the Notes short and deliver them to close out the short positions, or loan or pledge the Notes to broker-dealers that in turn may sell them.

The selling security holders and any of their brokers, dealers or agents who participate in the distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profits on the sale of the Notes by them and any discounts, commissions, or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling security holders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act.

To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any broker, dealer agent or underwriter regarding the sale of the Notes by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the Notes pursuant to the shelf registration statement, of which this prospectus forms a part. Further, we cannot assure that any selling security holder will not transfer, devise or gift the Notes by other means not described in this prospectus.

At any time a particular offer of the Notes is made, a revised prospectus or supplement, if required by applicable law, will be distributed that will set forth the aggregate principal amount of Notes being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any supplement and, if necessary, a post-effective amendment to the registration statement, of which this prospectus is a part, will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the Notes.

In addition, the Notes covered by this prospectus may be sold in private transactions or under Rule 144 rather than under this prospectus.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify, which indemnification may be against public policy, the selling security holders against specified liabilities under the Securities Act of 1933 and to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to $602,883,016 principal amount of Notes by the selling security holders. When we refer to “selling security holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors-in-interest and others who later come to hold any of the selling security holders’ Notes other than through public sale. The selling security holders may from time to time offer and sell all or a portion of their Notes in over-the-counter market or privately negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See “Plan of Distribution.”

In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time, the Notes in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which they provided the information set forth below. The following table sets forth information as of June 24, 2011, regarding the selling security holders’ beneficial ownership of the Notes. The selling security holders acquired all of the Notes being registered in connection with our emergence from bankruptcy proceedings on April 30, 2010 in exchange for certain claims against our predecessor in the chapter 11 bankruptcy proceedings.

The selling security holders may offer and sell, from time to time, any or all of the Notes. Because the selling security holders may offer all or only some portion of the Notes, no estimate can be given as to the amount or percentage of these Notes that will be held by the selling security holders upon termination of the offering.

Apollo Management Holdings, L.P. is the general partner or manager of various Apollo investment managers that, through various affiliated investment managers, manage the Apollo investments funds that hold the Notes. Apollo Principal Holdings II, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that holds the Notes. Apollo Principal Holdings III, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that holds the Notes. Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers or directors, as applicable, of the respective general partners of Apollo Management Holdings, L.P., of Apollo Principal Holdings II, L.P. and Apollo Principal Holdings III, L.P. Mr. Harris is a member of our Supervisory Board of Directors. Each of Apollo Management Holdings, L.P. and its affiliated investment managers, Apollo Principal Holdings II, L.P. and its affiliated investment advisors, Apollo Principal Holdings III, L.P. and its affiliated investment advisors, and Messrs. Black, Harris and Rowan disclaim beneficial ownership in the Notes held by the Apollo investment funds, except to the extent of any pecuniary interest therein. From time to time, we refer to “Apollo” in this prospectus. When we refer to Apollo, we mean, collectively, Apollo Global Management LLC and its subsidiaries including Apollo Management Holdings, L.P., and affiliated investment funds.

We and are party to a nomination agreement with Apollo that allows it to select individuals for nomination to our Supervisory Board as long as certain equity ownership levels are achieved. We also are party to the Registration Rights Agreement pursuant to which we are obligated to register the resale of our Notes by Apollo. For descriptions of additional relationships between us and the selling security holders, see “Independence of Supervisory Board Members”, “Related Party Transactions” and “Director, Director Nominee and Management Share Ownership in our Proxy Statement for the 2011 Annual General Meeting of Shareholders.

The following table lists:

•	the name of each selling security holder;

•	the amount of the Notes beneficially owned by that holder before the offering; and

•	the amount of Notes being offered for sale by that selling security holder.

	Principal Amount of	Principal Amount of
Name	Notes Owned	Notes Offered

Apollo Management Holdings, L.P.(1)	$602,883,016	$602,883,016

(1)	Apollo Management Holdings, L.P. is the general partner or manager of various Apollo investment managers that manage four of the Apollo investment funds which hold the Notes. Each of Apollo Principal Holdings II, L.P. and Apollo Principal Holdings III, L.P. is the general partner or manager of various Apollo investment advisors that, individually through various affiliated investment advisors, provide investment advisor services to, respectively, one of the other Apollo investment funds that hold the Notes. The total principal amount of Notes being offered by the Apollo investment funds includes Notes held by the following record owners: $429,448,184 principal amount of Notes held by LeverageSource III S.À.R.L., $22,132,991 principal amount of Notes held by ACLF/Lyondell S.À.R.L., $20,294,873 principal amount of Notes held by ACLF Co-Invest/Lyondell S.À.R.L., $3,672,514 principal amount of Notes held by AIE Eurolux S.À.R.L. and $127,334,454 principal amount of Notes held by LeverageSource XI S.À.R.L.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods:

	Successor				Predecessor
	Three Months		May 1		January 1		Three Months
	Ended		through		through		Ended
	March 31,		December 31,		April 30,		March 31,		For the Years Ended December 31,
	2011		2010		2010		2010		2009	2008	2007

Ratio of earnings to fixed charges(a)	6.14	x	3.71	x	10.73	x	0.95	x	—	—	3.44x

(a)	For the years 2009 and 2008, earnings were insufficient to cover fixed charges by $4,076 million and $8,131 million, respectively.

We computed our consolidated ratios of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. For this purpose, earnings available for fixed charges consists of earnings before income taxes, undistributed earnings from affiliated companies’ non-controlling interests, cumulative effect of accounting changes, and fixed charges, excluding capitalized interest. Fixed charges are interest, whether expensed or capitalized, amortization of debt expense and discount on premium relating to indebtedness, and such portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF THE NOTES

General

In this Description of the Notes, the term “the Company” refers only to LyondellBasell Industries N.V. and references to the “Issuer” refer to Lyondell Chemical Company. Additionally, the term “Guarantors” refers to any Person (other than the Issuer) that executes the Indenture relating to the Notes or who executes a supplemental indenture in which such Person agrees to be bound by the terms of the Indenture as a guarantor, as more fully described under “— The Guarantees.”

The Notes were issued under the indenture dated April 30, 2010 between the Issuer, Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the other parties thereto (the “Indenture”).

The following summary of certain provisions of the Indenture, the Notes, the Registration Rights Agreement, the Security Documents and the Junior Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Capitalized terms used in this “Description of Notes” and not otherwise defined have the meanings set forth under “— Certain Definitions.”

We have issued Notes with an initial aggregate principal amount of $3,240,225,105. The Issuer may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the “Notes” include any additional Notes actually issued. There can be no assurances, however, that any additional Notes subsequently issued under the Indenture will be treated as fungible with the Notes of the relevant series for United States federal income tax purposes or under the laws of any other jurisdiction.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be transferred, at the office or agency designated by the Issuer (which initially will be the principal corporate trust office of the Trustee, as Paying Agent).

The Notes were issued by the Issuer in denominations of $100,000 and integral multiples of $1 in excess thereof.

Terms of the Notes

The Notes are senior Obligations of the Issuer, have the benefit of the third priority security interest in the Notes Collateral and the ABL Facility Collateral described under “— Security” and mature on May 1, 2018. Each Note bears interest at a rate of 11.000% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the January 15 and July 15 immediately preceding the interest payment date on February 1 and August 1 of each year.

Redemption

Optional Redemption

At any time prior to May 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (including any additional Notes), at a redemption price of 111.000% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, with the net proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (together with any additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

In addition, prior to May 1, 2013, the Issuer may redeem the Notes (including any additional Notes) at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after May 1, 2013, the Issuer may redeem all or a part of the Notes (including any additional Notes) upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection

Selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $100,000, as applicable, principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

If less than all the Notes are to be redeemed at any time in connection with an optional redemption, the Trustee will select Notes for redemption as follows:

•	if the Notes to be redeemed are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

•	if the Notes to be redeemed are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase or redeem Notes as described under “— Change of Control” and “— Certain Covenants — Asset Sales”.

The Company, its Subsidiaries or any Affiliates of the Company may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the Notes is senior Indebtedness of the Issuer and the Guarantors, and ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, and senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The Notes have the benefit of (i) a third priority security interest in the Notes Collateral that is junior in priority to the Senior Term Loan Facility, the First Lien Notes, the ABL Facility and all other existing and future First Priority Lien Obligations and Second Priority Lien Obligations with respect to all Notes Collateral, (ii) a third priority security in the ABL Facility Collateral that is junior in priority to the ABL Facility, the Senior Term Loan Facility, the First Lien Notes and all other existing and future First Priority Lien Obligations and Second Priority Lien Obligations, in each case subject to Permitted Liens and exceptions described under “— Security — General.” In addition, the Notes are pari passu in priority with all other existing and future Junior Lien Obligations with respect to all Collateral, in each case subject to Permitted Liens and exceptions described under “— Security — General.”

The covenants under the Indenture permit substantial amounts of additional Indebtedness to be Incurred at Subsidiaries that are not Guarantors and that may be secured with assets that are not Collateral for the Notes, as well as Indebtedness that may be secured on a pari passu or junior basis on the Collateral.

The Guarantees

The Guarantors

The Company, each existing and subsequently acquired or organized direct or indirect Wholly-Owned Domestic Subsidiary of the Company, and each other entity, if any, that guarantees the First Lien Notes or the Senior Term Loan Facility (other than any Excluded Subsidiary) (each such entity, a “Guarantor”), jointly and severably, irrevocably and unconditionally guarantee on a senior third-priority secured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Issuer under the Indenture and the Notes (the “Guarantee”). Such Guarantors agree that they will pay principal of, premium, if any, interest and additional interest, if any, on the Notes, expenses, indemnification or otherwise. Such Guarantors agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees.

The Guarantees of the Notes are:

•	senior secured Obligations of the Guarantors; and

•	equal in right of payment to all existing and future unsubordinated Indebtedness of the Guarantors.

The Obligations of any Guarantor, including the Company, under its Guarantee of the Notes will be automatically and unconditionally released and discharged when any of the following occurs:

(1) upon the full and final payment by or on behalf of the Issuer of all of its Obligations under the Indenture and the Notes;

(2) except with respect to the Guarantee of the Company (subject to the provisions described under “— Certain Covenants — Merger, Amalgamation, Consolidation or Sale of All or Substantially All of the Assets”), any issuance, sale, exchange, transfer or other disposition (including, without limitation, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or otherwise), directly or indirectly, of Capital Stock of such Guarantor (or any parent of such Guarantor) to any Person that is not a Restricted Subsidiary of the Company that results in such Guarantor ceasing to be a Restricted Subsidiary of the Company; provided that such issuance, sale, exchange, transfer or other disposition is made in accordance with the provisions of the Indenture;

(3) except with respect to the Guarantee of the Company, the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(4) except with respect to the Guarantee of the Company (subject to the provisions described under “— Certain Covenants — Merger, Amalgamation, Consolidation or Sale of All or Substantially All of the Assets”), upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default has occurred or is continuing or would be caused thereby;

(5) except for the guarantee by the Company, the occurrence of legal defeasance or covenant defeasance in accordance with the Indenture;

(6) except for Guarantee by the Company and for those limitations described in the following paragraph, in the event that the continued Obligation of such Guarantor under its Guarantee or the continued existence of such Guarantee will result in a violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company or such Guarantor; provided that all guarantees, if any, of all First Priority Lien Obligations by such Guarantor are also released; or

(7) upon such Guarantor being designated as an Excluded Subsidiary in compliance with the Indenture and the Company gives written notice of such release to the Trustee.

In addition to the existing Guarantors, other Domestic Subsidiaries may become Guarantors as provided in the Indenture. The Obligations of the Guarantors under their Guarantees are limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. See “Risk Factors — Risks Related to the Notes — Fraudulent transfer and other laws may permit a court to void the guarantees, and if that occurs, you may not receive any payments on the guarantees.”

Withholding Taxes

All payments made under or with respect to the Notes and Guarantees by the Issuer, the Company, or any successors or assignees thereof (each such person, a “Payor”) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Payor is organized, resident or doing business for tax purposes or from or through which any Payor makes any payment on the Notes or its Guarantee or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law. If any Payor is required by law to withhold or de-duct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or such Guarantee, the Payor, shall make all such deductions and with-holdings in respect of Taxes, and shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other governmental authority in accordance with the applicable requirements of law. If any Payor is so required by law to withhold or deduct, such Payor shall not be obligated to pay any additional amounts in respect of such withholding or deduction on account of Taxes to the holders of the Notes.

Security

General

The Notes and the Guarantees are secured by third priority security interests in the Notes Collateral and by third priority security interests in the ABL Facility Collateral, in each case subject to Permitted Liens. The First Lien Notes and the Senior Term Loan Facility are secured by first priority security interests in the Notes Collateral and second priority security interests in the ABL Facility Collateral. The ABL Facility is secured by first priority security interests in the ABL Facility Collateral and second priority security interests in the Notes Collateral.

The “Notes Collateral” consists of (i) substantially all the present and after-acquired assets of the Issuer and the Pledgors, including, without limitation, the following property: all accounts receivable and inventory (other than the ABL Facility Collateral), equipment, general intangibles, investment property, intellectual property, Owned Real Property (subject to clause (i) of the definition of “Excluded Assets” as described below), 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of all first-tier Foreign Subsidiaries of the Issuer and 100% of the Capital Stock of all Domestic Subsidiaries of the Issuer and each Pledgor, intercompany notes and proceeds of the foregoing of the Issuer and each Pledgor, (ii) 65% of the voting Capital Stock of all first-tier Foreign Subsidiaries of the Company and 100% of the non-voting Capital Stock of all first-tier Foreign Subsidiaries of the Company and 100% of the Capital Stock of all Domestic Subsidiaries of the Company, including the Issuer and (iii) any other assets that secure the First Lien Notes.

The Notes Collateral does not include, subject to certain exceptions, (i) any fee-Owned Real Property with a value of less than $25.0 million and all leasehold interests (other than interest in ground leases agreed on the Issue Date), (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims, (iii) assets specifically requiring perfection through control agreements (i.e., cash, deposit accounts or other bank or securities accounts, etc.), (iv) the Capital Stock of any Joint Venture, or of any special purpose subsidiary whose material assets are comprised solely of the Capital Stock of such Joint Venture, where the pledge of such Capital Stock would be prohibited by any applicable contractual requirement pertaining to such Joint Venture, (v) the ABL Facility Collateral, (vi) preferred stock issued in connection with a Structured Finance Transaction that is (x) on the Issue Date is subject to an existing Lien on the Issue Date or (y) prohibited from being pledged, and (vii) certain other exceptions described in the Security Documents (all such excluded assets referred to as “Excluded Assets”).

In addition, to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Notes Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement (such requirement, the “3-16 Exemption”); provided that the 3-16 Exemption will not apply to the capital stock of the Issuer and LyondellBasell Subholdings, B.V. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock of such Subsidiary that are so deemed to no longer constitute part of the Notes Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Notes Collateral. The 3-16 Exemption will apply to the Collateral securing the Notes if it applies to the Collateral securing the First Lien Notes.

The “ABL Facility Collateral” consists of all present and after-acquired inventory, accounts receivable, related contracts and other rights, deposit accounts into which proceeds of the foregoing are credited and books and records related thereto, together with all proceeds of the foregoing, in each case to the extent of the rights, title and interest therein of any “Borrower” under the ABL Facility.

In connection with any enforcement action with respect to the Notes Collateral or any insolvency or liquidation proceeding, all proceeds of the Notes Collateral (after paying the fees and expenses of the First Lien Notes Collateral Agent, Senior Term Loan Collateral Agent, First Lien Paying Agent and First Lien Trustee and any expenses of selling or otherwise foreclosing on the Notes Collateral) will be applied pro rata to the repayment of the First Priority Lien Obligations and the Second Priority Lien Obligations, with any excess proceeds applied to the repayment of the Obligations under the Notes. In connection with any enforcement action with respect to the ABL Facility Collateral or any insolvency or liquidation proceeding, all proceeds of the ABL Facility Collateral (after paying the fees and expenses of the ABL Collateral Agent and any expenses of selling or otherwise foreclosing on such collateral) will be applied to the repayment of the Obligations under the ABL Facility, with any excess proceeds of such enforcement action applied first to the repayment of the First Priority Lien Obligations and any other then outstanding Second Priority Lien Obligations and any additional excess proceeds applied to the repayment of the Obligations under the Notes, each on a pro rata basis after payment of all fees and expenses of the First Lien Notes Collateral Agent, Senior Term Loan Collateral Agent, First Lien Paying Agent and First Lien Trustee.

The Company, the Issuer and the Pledgors will be able to Incur additional Indebtedness in the future that could share in the Collateral, including Additional First Priority Lien Obligations, and Additional Second Priority Lien Obligations. Under certain circumstances, the amount of such Additional First Priority Lien Obligations, Additional Second Priority Lien Obligations and additional Indebtedness could be significant.

After-Acquired Collateral

Subject to Permitted Liens and the 3-16 Exemption and the Excluded Assets limitations, if any of the Issuer, the Company or any Pledgor creates any additional security interest upon any property or asset that would constitute Notes Collateral to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Credit Facility Indebtedness), it must concurrently grant (i) a first priority security interest (subject to Permitted Liens) upon such property as security for the First Lien Notes and the Senior Term Loan Facility, (ii) a second priority security interest upon such property as security for the ABL Facility and (iii) a third priority security interest upon such property as security for the Notes. In addition, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent (i) with respect to the first priority security interest for the benefit of the Collateral Agent on behalf of the holders of the First Lien Notes and for the benefit the Senior Term Loan Agent on behalf of the lenders under the Senior Term Loan Facility, (ii) with respect to the second priority security interest for the benefit of the ABL Collateral Agent on behalf of the lenders under ABL Facility and (iii) with respect to the third priority security interest for the benefit of the Collateral Agent on behalf of the holders of the Notes. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. The Issuer, the Company and the Pledgors will also ensure that first, second and third priority security interests are maintained as security for the Notes in any property or assets pledged to secure the First Priority Lien Notes, the Senior Term Loan Facility and the ABL Facility.

Security Documents

The Company, the Issuer, the Pledgors, and the Collateral Agent entered into a security agreement (as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, the “Security Agreement”) that established the terms of the security interests and Liens that secure the Notes. These security interests secure the payment and performance when due of all of the Obligations of the Issuer under the Notes and the Indenture and the Guarantors under the Guarantee, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Company, the Issuer and the Pledgors have the right to remain in possession and retain exclusive control of the Notes Collateral (other than any cash, securities, Obligations and Cash Equivalents constituting part of the Notes Collateral and deposited with the administrative agent under the Senior Term Loan Facility in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Notes Collateral and to collect, invest and dispose of any income therefrom.

Junior Lien Intercreditor Agreement

The First Lien Notes Collateral Agent, on its own behalf and on behalf of the holders of the First Priority Lien Notes, the Senior Term Loan Collateral Agent, on its own behalf and on behalf of the First Lien Secured Parties under the Senior Term Loan Facility, the ABL Collateral Agent, on its own behalf and on behalf of the administrative agent and lenders under the ABL Facility, the Trustee (together with the Collateral Agent, the Senior Term Loan Collateral Agent and the ABL Collateral Agent, the “Applicable Collateral Agents”), on its own behalf and on behalf of the holders of the Notes, the Company, the Issuer and the Pledgors entered into an intercreditor agreement (the “Junior Lien Intercreditor Agreement”) that sets forth the relative priority of the Liens securing any First Priority Lien Obligations, the Liens securing the ABL Obligations and the Liens securing any Junior Lien Obligations, including the Notes (collectively, the “Applicable Obligations”). Although the holders of First Priority Lien Obligations, ABL Obligations and Junior Lien Obligations are not parties to the Junior Lien Intercreditor Agreement, by their acceptance of the Notes, the loans under the Senior Term Loan Facility, the loans under the ABL Facility or the First Lien Notes, respectively, each agreed to be bound thereby. In addition, the Junior Lien Intercreditor Agreement provides that it may be amended from time to time without the consent of the holders of the Notes to add Additional First Lien Secured Parties with respect to Additional First Priority Lien Obligations and/or additional secured parties with respect to

Additional Junior Lien Obligations, in each case to the extent permitted to be Incurred under the First Lien Indenture, the Senior Term Loan Facility, the ABL Facility and the Indenture.

The Junior Lien Intercreditor Agreement provides, among other things:

•	Lien Priority. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing any ABL Obligations (the “ABL Facility Liens”), the Liens securing any First Priority Lien Obligations (the “First Priority Obligation Liens”) or the Liens securing any Junior Lien Obligation (the “Junior Priority Liens”) or the enforceability of any such Liens or Obligations, (1) the ABL Facility Liens on the ABL Facility Collateral will rank senior to any First Priority Obligation Liens or Junior Priority Liens on the ABL Facility Collateral, (2) the First Priority Obligation Liens on the Notes Collateral will rank senior to any ABL Facility Liens or Junior Priority Liens on the Notes Collateral, (3) the ABL Facility Liens on the Notes Collateral will rank senior to any Junior Priority Liens on the Notes Collateral, (4) the First Priority Obligation Liens on the ABL Facility Collateral will rank senior to any Junior Priority Liens on the ABL Facility Collateral and (5) the Junior Priority Liens on all Collateral will rank junior to the ABL Facility Liens on all Collateral and the First Priority Obligation Liens on all Collateral.

•	Prohibition on Contesting Liens and Obligations. No Applicable Collateral Agent or holder of any Applicable Obligation may contest or support any other person in contesting the validity or enforceability of the Liens of any other Applicable Collateral Agent or holder of any other class of Applicable Obligations.

•	Similar Liens. So long as there are at least two classes of Applicable Obligations outstanding, neither the Company nor any Guarantor will grant any Lien to secure any class of Applicable Obligations unless the Company or such Guarantor has granted a Lien to secure each other class of then outstanding Applicable Obligations; provided that (i) the Company may secure obligations under the Notes with Liens on certain European assets of the Company and its Restricted Subsidiaries to the extent permitted by the Senior Term Loan Facility, the ABL Facility and the Indenture, without granting a Lien on such European assets to secure the ABL Obligations or any First Priority Lien Obligations and (ii) the foregoing provisions shall not be deemed violated by virtue of the operation of the 3-16 Exemption with respect to the Notes or the First Lien Notes. Any proceeds from any Lien granted in contravention of the foregoing will be subject to distribution in accordance with “— Application of Proceeds and Turn-Over Provisions” below.

•	Exercise of Remedies and Release of Liens with respect to ABL Facility Collateral. Subject to the provisions described below under “— Standstill Period,” the ABL Collateral Agents will have the sole power to exercise remedies against the ABL Facility Collateral (subject to the right of any First Lien Notes Collateral Agent and the Trustee to take limited protective measures with respect to the First Priority Obligation Liens and the Junior Priority Liens, respectively, and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Facility Collateral. Subject to the provisions described below under “— Standstill Period,” after the Discharge of ABL Obligations, if any First Priority Lien Obligations remain outstanding, the First Lien Notes Collateral Agents will have the sole power to exercise remedies against the ABL Facility Collateral (subject to the right of the Trustee to take limited protective measures with respect to the Junior Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Facility Collateral. After the Discharge of First Priority Lien Obligations, the Trustee shall be permitted to exercise remedies against the ABL Collateral. The Applicable Collateral Agent that is then entitled to exercise remedies against the ABL Facility Collateral pursuant to the three prior sentences shall be referred to as the “Authorized ABL Collateral Agent” and each other Applicable Collateral Agent at such time shall be referred to as the “Non-Authorized ABL Collateral Agent”. Upon any sale of any ABL Facility Collateral in connection with any enforcement action consented to by the Authorized ABL Collateral Agent, which results in the release of the Liens of such Authorized ABL Collateral Agent on such item of ABL Facility

Collateral, the Liens of each other class of Applicable Obligations on such item of ABL Facility Collateral will be automatically released.

•	Exercise of Remedies and Release of Liens with respect to Notes Collateral. Subject to the provisions described below under “— Standstill Period,” the First Lien Notes Collateral Agents (subject to the terms of the First Lien Intercreditor Agreement) will have the sole power to exercise remedies against the Notes Collateral (subject to the right of the ABL Collateral Agent and the Trustee to take limited protective measures with respect to the ABL Facility Liens and the Junior Priority Liens, respectively, and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Collateral. Subject to the provisions described below under “— Standstill Period,” after the Discharge of First Priority Lien Obligations, if any ABL Obligations remain outstanding, the ABL Collateral Agent will have the sole power to exercise remedies against the Notes Collateral (subject to the right of the Trustee to take limited protective measures with respect to the Junior Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Collateral. After the Discharge of ABL Obligations, the Trustee shall be permitted to exercise remedies against the Notes Collateral. The Applicable Collateral Agent that is then entitled to exercise remedies against the Notes Collateral pursuant to the three prior sentences shall be referred to as the “Authorized Notes Collateral Agent” and each other Applicable Collateral Agent at such time shall be referred to as the “Non-Authorized Notes Collateral Agent”. Upon any sale of any Notes Collateral in connection with any enforcement action consented to by the Authorized Notes Collateral Agent, which results in the release of the Liens of such Authorized Notes Collateral Agent on such item of Notes Collateral, the Liens of each other class of Applicable Obligations on such item of Notes Collateral will be automatically released.

•	Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or including in respect of any Insolvency or Liquidation Proceeding, (x) (1) all proceeds of ABL Facility Collateral will first be applied to the repayment of all ABL Obligations, before being applied to any First Priority Lien Obligations or any Junior Lien Obligations; (2) after the Discharge of ABL Obligations, if any First Priority Lien Obligations remain outstanding, all proceeds of ABL Facility Collateral will first be applied to the repayment of any outstanding First Priority Lien Obligations in accordance with the First Lien Intercreditor Agreement, before being applied to any Junior Lien Obligations; and (3) after the Discharge of First Priority Lien Obligations, all proceeds of ABL Facility Collateral will be applied to the repayment of Junior Lien Obligations (the class of Applicable Obligations that is then entitled to receive the proceeds of ABL Facility Collateral pursuant to the foregoing shall be referred to as the “Authorized ABL Class of Obligations” and each class of Applicable Obligations that is then not entitled to receive proceeds of ABL Facility Collateral pursuant to the foregoing shall be referred to as a “Non-Authorized ABL Class of Obligations”); and (y)(1) all proceeds of Notes Collateral shall be applied to First Priority Lien Obligations in accordance with the First Lien Intercreditor Agreement, before being applied to ABL Obligations or any Junior Lien Obligations; (2) after the Discharge of First Priority Lien Obligations, if any ABL Obligations remain outstanding, all proceeds of Notes Collateral will first be applied to the repayment of any outstanding ABL Obligations, before being applied to any Junior Lien Obligations; and (3) after the Discharge of ABL Obligations, all proceeds of Notes Collateral will be applied to the repayment of Junior Lien Obligations (the class of Applicable Obligations that is then entitled to receive the proceeds of Notes Collateral pursuant to the foregoing shall be referred to as the “Authorized Notes Class of Obligations” and each class of Applicable Obligations that is not then entitled to receive proceeds of Notes Collateral pursuant to the foregoing shall be referred to as a “Non-Authorized Notes Class of Obligations”). If any holder of any Applicable Obligations or if any Applicable Collateral Agent receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Applicable Collateral Agent entitled to receive such proceeds pursuant to the prior sentence, for application in accordance with the prior sentence.

•	Amendment and Refinancings. The ABL Obligations, the First Priority Lien Obligations and the Junior Lien Obligations may be amended or refinanced subject to continuing rights of the holders of such refinancing Indebtedness under the Junior Lien Intercreditor Agreement.

•	Certain Matters in Connection with Liquidation and Insolvency Proceedings.

•	Debtor-in-Possession Financings with respect to ABL Facility Collateral. In connection with any Insolvency or Liquidation Proceeding of the Company, the Issuer or any Pledgor, in the case of the ABL Facility Collateral, (x) the Authorized ABL Collateral Agents may consent to certain debtor-in-possession financings secured by a Lien on the ABL Facility Collateral ranking prior to the Liens of the Non-Authorized ABL Collateral Agents on the ABL Facility Collateral or to the use of cash collateral constituting proceeds of the ABL Facility Collateral without the consent of any holder of any Non-Authorized ABL Class of Obligations or any other Non-Authorized ABL Collateral Agent, and none of the holders of any Non-Authorized ABL Class of Obligations or any other Non-Authorized ABL Collateral Agent shall be entitled to object to such use of cash collateral or debtor-in-possession financing or to seek “adequate protection” in connection therewith (other than in the form of a junior lien in accordance with the terms of the Junior Lien Intercreditor Agreement on any additional items of collateral for the Authorized ABL Class of Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

•	Debtor-in-Possession Financings with respect to Notes Collateral. In connection with any Insolvency or Liquidation Proceeding of the Company, the Issuer or any Pledgor, in the case of the Notes Collateral, the Authorized Notes Collateral Agent may consent to certain debtor-in-possession financings secured by a Lien on the Notes Collateral ranking prior to the Liens of the Non-Authorized Notes Collateral Agents on the Notes Collateral or to the use of cash collateral constituting proceeds of the Notes Collateral without the consent of any holder of any Non-Authorized Notes Class of Obligations or any other Non-Authorized Notes Collateral Agent, and none of the holders of any Non-Authorized Notes Class of Obligations or any other Non-Authorized Notes Collateral Agent shall be entitled to object to such use of cash collateral or debtor-in-possession financing or to seek “adequate protection” in connection therewith (other than in the form of a junior lien in accordance with the terms of the Junior Lien Intercreditor Agreement on any additional items of collateral for the Authorized Notes Class of Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

•	Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest with respect to ABL Facility Collateral. In the case of ABL Facility Collateral, none of the holders of any Non-Authorized ABL Class of Obligations nor any Non-Authorized ABL Collateral Agent may (A) seek relief from the automatic stay with respect to any ABL Facility Collateral, (B) object to any sale of any ABL Facility Collateral in any Insolvency or Liquidation Proceeding which has been consented to by the Authorized ABL Collateral Agent or (C) object to any claim of any holder of any Authorized Class of ABL Obligations or Authorized ABL Collateral Agent to post-petition interest, fees or expenses to the extent of the value of the ABL Facility Collateral, such value to be determined without regard to the existence of the ABL Liens securing any other Non-Authorized ABL Class of Obligations.

•	Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest with respect to Notes Collateral. In the case of Notes Collateral, none of the holders of any Non-Authorized Notes Class of Obligations nor any Non-Authorized Notes Collateral Agent may (A) seek relief from the automatic stay with respect to any Notes Collateral, (B) object to any sale of any Notes Collateral in any Insolvency or Liquidation Proceeding which has been consented to by the Authorized Notes Collateral Agent or (C) object to any claim of any holder of any Authorized Class of Notes Obligations or Authorized Notes Collateral Agent to post-petition interest, fees or expenses to the extent of the value of the Notes Collateral, such value to be determined without regard to the existence of the First Priority Liens securing any other Non-Authorized Notes Class of Obligations.

•	Adequate Protection. None of any holder of Applicable Obligations nor any Applicable Collateral Agent may, except as expressly provided above, seek adequate protection on account of its Lien on

ABL Facility Collateral other than in the form of junior priority liens; provided however that the holders of the Authorized ABL Class of Obligations and the Authorized ABL Collateral Agent may seek adequate protection with respect to the ABL Facility Collateral and the holders of the Authorized Notes Class of Obligations and the Authorized Notes Collateral Agent may seek adequate protection with respect to the Notes Collateral.

•	Plans of Reorganization. No Applicable Collateral Agent or holder of Applicable Obligations may support any plan of reorganization or file any proof of claim in any Insolvency or Liquidation Proceeding which, in either case, is not in accordance with the intercreditor provisions described above.

•	Standstill Period. The Junior Lien Intercreditor Agreement provides that, notwithstanding any of the provisions described above, if prior to the commencement of an Insolvency or Liquidation Proceeding, after a period (the “ABL Collateral Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice to the Authorized ABL Collateral Agent stating that the existence of an Event of Default as defined under the debt documents of any Non-Authorized ABL Class of Obligations has occurred and is continuing thereunder, and as a result of such Event of Default the principal and interest under such other Non-Authorized ABL Class of Obligations has become due and payable, then, upon notice to the Authorized ABL Collateral Agent indicating that applicable Non-Authorized ABL Collateral Agent intends to exercise remedies and enforce against the ABL Facility Collateral, then such Non-Authorized ABL Collateral Agent may exercise any rights or remedies (including setoff) with respect to any ABL Facility Collateral (including, without limitation, the enforcement of or execution on any judgment Lien) or institute any action or proceeding with respect to such rights or remedies only so long as the Authorized ABL Collateral Agent or the holders of the Authorized ABL Class of Obligations shall not have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the ABL Facility Collateral; provided that if the Authorized Collateral Agent shall have provided notice as set forth above and shall have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the ABL Facility Collateral, then the Trustee shall be prohibited from exercising remedies against ABL Facility Collateral. In addition, the Junior Lien Intercreditor Agreement provides that, notwithstanding any of the provisions described above, if prior to the commencement of an Insolvency or Liquidation Proceeding, after a period (the “Notes Collateral Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice to the Authorized Notes Collateral Agent stating that the existence of an Event of Default as defined under the debt documents of any Non-Authorized Notes Class of Obligations has occurred and is continuing thereunder, and as a result of such Event of Default the principal and interest under such Non-Authorized Notes Class of Obligations has become due and payable, then, upon notice to the Authorized Notes Collateral Agent indicating that applicable Non-Authorized Notes Collateral Agent intends to exercise remedies and enforce against the Notes Collateral, then such Non-Authorized Notes Collateral Agent may exercise any rights or remedies (including setoff) with respect to any Notes Collateral (including, without limitation, the enforcement of or execution on any judgment Lien) or institute any action or proceeding with respect to such rights or remedies only so long as the Authorized Notes Collateral Agent or the holders of the Authorized Notes Class of Obligations shall not have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the Notes Collateral; provided that if the ABL Collateral Agent shall have provided notice as set forth above and shall have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of its rights or remedies with respect to the Notes Collateral, then the Trustee shall be prohibited from exercising remedies against Notes Collateral.

Release of Collateral

Subject to the Junior Lien Intercreditor Agreement, Liens on Collateral securing the Notes will be automatically and unconditionally released:

(1) as to any property or asset (including Capital Stock of a Subsidiary of the Company), to enable the Company, the Issuer and the Pledgors to consummate the disposition of such property or asset to the extent not prohibited by clause (5) below or under the covenants described under “— Certain Covenants — Asset Sales” or “— Certain Covenants — Limitation on Restricted Payments”;

(2) upon the release of all Liens on such property or assets securing First and Second Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if the Issuer or the Company subsequently incurs (i) First Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or the Company of the type constituting the Collateral and the related Liens are incurred in reliance on clauses (6)(B) or (6)(D) of the definition of Permitted Liens or (ii) Second Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or the Company of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(C) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Notes, which, in the case of any such subsequent First Priority Lien Obligations or Second Priority Lien Obligations, will be junior priority Liens on the Collateral securing such First Priority Lien Obligations or Second Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations or Second Priority Lien Obligations, with the junior priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or Second Priority Lien Obligations and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Junior Lien Intercreditor Agreement;

(3) in respect of the property and assets of a Pledgor, upon the designation of such Pledgor to be an Unrestricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4) in respect of the property and assets of a Guarantor upon release of the Guarantee with respect to the Notes of such Guarantor;

(5) in the case of the property and assets of a specific Pledgor, upon such Pledgor making a Transfer of such assets to any Restricted Subsidiary of the Issuer that is not a Pledgor; provided that (i) such Transfer is not subject to the covenant described under “— Mergers or Transfers of Assets” and (ii) the aggregate net book value of the assets of Restricted Subsidiaries that are at any time Notes Collateral (excluding cash proceeds of accounts receivable, inventory and related assets) that are so transferred pursuant to this clause (5) shall not exceed 5% of the Consolidated Net Tangible Assets of the Issuer and its Restricted Subsidiaries per year and shall not be in an amount that will result in an Excluded Subsidiary ceasing to qualify as an Excluded Subsidiary in accordance with the definition thereof; provided further, that Liens on all property and assets of any Subsidiary of Lyondell Europe Holdings, Inc., a Delaware corporation, will be automatically and unconditionally released upon any transfer of such Subsidiary;

(6) as described under “— Amendments and Waivers” below; or

(7) as to the pledge of Capital Stock of first-tier Foreign Subsidiaries, in connection with a reorganization, change or modification of the direct or indirect ownership of Foreign Subsidiaries by the Company, the Issuer or a Pledgor, as applicable, in compliance with the Indenture, a release may be obtained as to such Capital Stock in connection with the substitution of pledge of 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any one or more new or replacement first- tier Foreign Subsidiaries pursuant to valid Security Documents.

Notwithstanding the foregoing clause (2), if an Event of Default exists on the date of Discharge of First and Second Priority Lien Obligations, the Junior Priority Liens on the Collateral securing the Notes will not be released, except to the extent that the Collateral or any portion thereof was disposed of in order to repay the First and Second Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of holders of a majority of outstanding principal amount of the Notes and other Junior Lien Obligations) will have the right to direct the Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default cease to exist).

The security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest and additional interest, if any, on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described under “— Satisfaction and Discharge”) , (ii) a legal defeasance or covenant defeasance under the Indenture as described under “— Defeasance”, or (iii) the holders of at least 66% in aggregate principal amount of all Notes consent to termination of the Security Documents.

Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. The Issuer, the Company and the Pledgors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or Senior Term Loan Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the business of the Company or its Subsidiaries.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “— Redemption — Optional Redemption.”

In the event that at the time of such Change of Control the terms of any First Priority Lien Obligation or Second Priority Lien Obligation restrict or prohibit the repurchase of Notes, then within 30 days following any Change of Control, the Issuer will (i) repay in full all such Indebtedness under the First or Second Priority Lien Obligations, as applicable, that contains such restriction or prohibition or, if doing so will allow repurchase of Notes, offer to repay in full all such Credit Facility Indebtedness and repay such Credit Facility Indebtedness owed to each lender and/or noteholder who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such First Priority Lien Obligation or Second Priority Lien Obligation, as applicable, to permit the repurchase of the Notes as provided for in the immediately following paragraph;

it being understood that failure to repay in full all such Indebtedness under the First Priority Lien Obligation or Second Priority Lien Obligation, as applicable, or obtain such requisite consent, shall not release the Issuer of its obligation to make a Change of Control Offer (as defined below) and repurchase the Notes as required hereunder.

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “— Redemption — Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon the consummation of a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers of the Notes. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events that would constitute a Change of Control would also constitute an event of default under the Senior Term Loan Facility, the First Lien Indenture and the ABL Facility. Future Credit Facilities of the Company or its Subsidiaries may contain prohibitions on certain events that would constitute a Change of Control or require such Credit Facilities to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Credit Facility, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture, which (in the absence of a Covenant Suspension Event (as defined below)) will bind the Company and its Restricted Subsidiaries. If on any date (i) the Notes have Investment Grade Ratings from two Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing until the Reversion Date (as defined below) (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Notes” will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2) “— Limitation on Restricted Payments”;

(3) “— Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4) “— Asset Sales”;

(5) “— Transactions with Affiliates”; and

(6) clause (c)(iv) under “— Mergers or Transfers of Assets.”

At any time the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the holders of the Notes will be entitled to substantially less, and materially limited, covenant protection.

If on any date subsequent to a Covenant Suspension Event (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph, or one of the clauses set forth in the second paragraph, under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to those provisions, such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (d) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Certain Covenants — Limitation on Restricted Payments” will be made as though the covenant described under “— Certain Covenants — Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period.

For purposes of the covenant described under “— Certain Covenants — Asset Sales,” on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2) the Company will not permit any of its Restricted Subsidiaries (other than the Issuer or any Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary of the Company that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 1.75 to 1.00 determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a) (i) Indebtedness under the First Lien Notes issued on the Issue Date, and the guarantees thereof, and (ii) an aggregate principal amount of Indebtedness outstanding in the form of any other series of notes representing First Priority Lien Obligations (“other first lien notes”) issued in one or more tranches under the Indenture, and the guarantees by the Guarantors thereof, if on a pro forma basis after giving effect thereto (including a pro forma application of the proceeds thereof), the Secured Indebtedness Leverage Ratio of the Company would not exceed 2.25 to 1.00;

(b) Indebtedness under the Notes outstanding on the Issue Date;

(c) Indebtedness Incurred pursuant to Credit Facilities, as follows:

(i) Indebtedness under any Credit Facilities (other than Asset Backed Credit Facilities) in the aggregate principal amount of $1,500 million plus an aggregate additional principal amount of Indebtedness secured by a Lien outstanding at any one time such that on a pro forma basis (including a pro forma application of the proceeds therefrom) the Secured Indebtedness Leverage Ratio of the Company would not exceed 2.25 to 1.00; provided that the amount of Indebtedness that may be Incurred pursuant to this subclause (i) shall be reduced by the amount of any (x) prepayments of term loans under Credit Facilities or (y) permanent reductions of Indebtedness under any revolving credit facility (other than any such prepayments of the ABL Facility), in the case of each of (x) and (y) with the proceeds of an Asset Sale (other than any Asset Sale in respect of Specified ABL Facility Assets);

(ii) Indebtedness under Asset Backed Credit Facilities in an aggregate principal amount not to exceed the greater of (A) $2,250 million and (B) the sum of 90% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries and 70% of the net book value of the inventory of the Company and its Restricted Subsidiaries (the “Borrowing Base”) less (x) in the case of the calculation of the Borrowing Base under this subclause (ii) (B), the amount of the Borrowing Base that is the subject of an on balance sheet Qualified Receivables Financing (it being understood that any of the Borrowing Base that is subject to arrangements for disposition or transfer in connection with an off-balance sheet Qualified Receivables Financing shall not be included in the Borrowing Base) and (y) in the case of Indebtedness permitted to be Incurred under this subclause (ii)(B), the amount of any Indebtedness Incurred under any Oil Index Credit Facility; provided that any assets or property securing any Project Financing Incurred pursuant to clause (e)(ii) below shall be excluded when determining the Borrowing Base; provided further that Indebtedness that may be Incurred pursuant to this subclause (ii) shall be reduced by the amount of any permanent reductions of Indebtedness under any revolving credit facility (other than any such prepayments of revolving credit facilities Incurred pursuant to clause (c)(i) above) with the proceeds of an Asset Sale (other than any Asset Sale in respect of Specified ABL Facility Assets); provided further that, in the event of an Asset Acquisition, Indebtedness may be Incurred against the Borrowing Base pursuant to the foregoing in anticipation of the completion of such Asset Acquisition on the assumption that the Borrowing Base of the subject of the Asset Acquisition has been acquired;

(iii) Indebtedness under any Oil Indexed Credit Facility in an aggregate principal amount not to exceed $750.0 million; provided that amounts Incurred pursuant to an Oil Index Credit Facility will be required to reduce the amount of Indebtedness Incurred under the Borrowing Base to the extent Indebtedness in such amount as would no longer be permitted to be Incurred under subclause (ii) above (without duplication for the requirements of subclause (ii) above);

(d) Indebtedness existing on the Issue Date (other than the First Lien Notes and Indebtedness described in clauses (b) and (c) above) in an aggregate principal amount not to exceed $600.0 million, after giving effect to the consummation of the Reorganization Plan and guarantees of Indebtedness of Joint Ventures outstanding on the Issue Date, and operating leases of the Company and the Restricted

Subsidiaries outstanding on the Issue Date to the extent characterized as a Capitalized Lease Obligation after the Issue Date;

(e) (i) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any Restricted Subsidiary, Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Company to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that Indebtedness Incurred pursuant to this clause (e)(i) is not Incurred to finance a Business Acquisition, (ii) Indebtedness Incurred in connection with any Project Financing or (iii) Indebtedness Incurred pursuant to a Catalyst Sale/Leaseback Transaction;

(f) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement Obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or similar requirements, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(g) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(h) Indebtedness of the Company to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not the Issuer or a Guarantor is subordinated in right of payment to the Obligations of the Company under the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (h);

(i) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (i);

(j) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if the Issuer or a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Obligations of the Issuer or such Guarantor, as applicable, in respect of the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (j);

(k) Hedging Obligations that are not Incurred for speculative purposes but for the purpose of (1) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) fixing or hedging currency exchange rate risk with respect to any currency exchanges; (3) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales; or (4) hedging the potential exposure in respect of certain executives’ and employees’ options over, or stock appreciation rights in relation to, shares of Royal Dutch Shell plc and BASF AG;

(l) (i) obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or (ii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any of the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(m) Indebtedness or Disqualified Stock of the Company or, subject to the third paragraph of this covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (m), does not exceed the greater of $1,000.0 million and 4.25% of the Consolidated Net Tangible Assets of the Company at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (m) shall cease to be deemed Incurred or outstanding for purposes of this clause (m) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (m));

(n) Indebtedness or Disqualified Stock of the Company, the Issuer or any Pledgor and Preferred Stock of the Issuer or any Subsidiary Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200% of the net cash proceeds received by the Company and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to the Company) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Company or any of its Restricted Subsidiaries) as determined in accordance with clauses (c)(ii) and (c)(iii) under “— Certain Covenants — Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(o) any guarantee by the Company or any Restricted Subsidiary of Indebtedness or other Obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, or (ii) if such guarantee is of Indebtedness of the Company under the First Lien Notes or the Senior Term Loan Facility, such guarantee is Incurred in accordance with the covenant described under “— Future Subsidiary Guarantors” solely to the extent such covenant is applicable;

(p) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a), (d), (e), (n) and (q) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums) and original issue discount, expenses, defeasance costs and fees in connection therewith; provided that any such Indebtedness until reclassified in accordance with the Indenture shall remain Incurred pursuant to clauses (a), (d), (e), (n) and (q), as applicable (subject to the following proviso, “Refinancing Indebtedness”), prior to its maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such Obligations of such Restricted Subsidiary, as applicable, to at least same extent or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as the case may be, of the same issuer; and

(3) shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided further that subclause (1) of this clause (p) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(q) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or, subject to the third paragraph of this covenant, any of its Restricted Subsidiaries (A) Incurred to finance an Asset Acquisition or (B) Incurred by a Person in connection with or anticipation of such Person becoming a Restricted Subsidiary as a result of an Asset Acquisition or to finance an Asset Acquisition or (y) a Person existing at the time such Person becomes a Restricted Subsidiary of the Company as a result of an Asset Acquisition or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary of the Company and, in any such case under this subclause (y), not Incurred in connection with or in anticipation of, such Asset Acquisition; provided that, in the case of clause (y), the holders of any such Indebtedness do not, at any time, have direct or indirect recourse to any property or assets of the Company or any Restricted Subsidiary other than the property or assets that are the subject of such Asset Acquisition; provided that after giving effect to such Asset Acquisition, either:

(1) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2) the Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such Asset Acquisition;

(r) Indebtedness Incurred in a Qualified Receivables Financing that is without recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(s) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(t) Indebtedness under any Treasury Services Agreement or any Structured Financing Transaction;

(u) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (u), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (u), does not exceed the greater of $525.0 million and 4.25% of the Consolidated Net Tangible Assets of the Foreign Subsidiaries at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (u) shall cease to be deemed Incurred or outstanding for purposes of this clause (u) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (u));

(v) Indebtedness of the Company or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay Obligations contained in supply arrangements, in each case, in the ordinary course of business;

(w) Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary of the Company to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent entity of the Company to the extent described in clause (4) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(x) Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, the greater of $375.0 million and 1.50% of the Consolidated Net Tangible Assets of the Company; and

(y) Indebtedness Incurred by Lyondell Basell Australia Pty Ltd. and its successors in an aggregate principal amount at any one time outstanding not to exceed $80.0 million; provided that such Indebtedness is not guaranteed by the Company or any Restricted Subsidiary of the Company organized under the laws of any jurisdiction other than Australia.

Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (m) or (q)(x) (or clause (o) to the extent constituting a guarantee of Indebtedness Incurred under the first paragraph of this covenant or clauses (m) or (q)(x)) of the second paragraph of this covenant if, after giving pro forma effect to such Incurrence or issuance (including a pro forma application of the net cash proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors Incurred or issued pursuant to the first paragraph of this covenant and clauses (m) and (q)(x) (or clause (o) to the extent constituting a guarantee of Indebtedness Incurred under the first paragraph of this covenant or clauses (m) or (q)(x)) of the second paragraph of this covenant, collectively, would exceed the greater of $600.0 million and 5.0% of the Consolidated Net Tangible Assets of Restricted Subsidiaries that are not Guarantors.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided that Indebtedness Incurred, or committed for, under the Credit Facilities and the First Lien Notes on or before the Issue Date or before the Issue Date or pursuant to an Oil Indexed Credit Facility shall at all times be deemed to be Incurred under clauses (b) and (c) of the definition of the second paragraph of this covenant; and

(2) at the time of Incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or Obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar-equivalent), in the case of revolving credit debt; or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (h) or (j) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4) make any Restricted Investment (all of the payments and other actions set forth in clauses (1) through (4) above are collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) the aggregate amount of Restricted Payments made after the Issue Date, including the Fair Market Value of non-cash amounts constituting Restricted Payments and Restricted Payments permitted by clauses (1), (2), (6)(b), (8), (12)(b) and (16) of the following paragraph, but excluding all other Restricted Payments permitted by the next paragraph below, shall not exceed the sum of, without duplication:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from March 31, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after March 31, 2012 (other than net cash proceeds to the extent such net cash proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (n) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary), plus

(iii) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after March 31, 2012 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (n) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(iv) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after March 31, 2012 (other than Indebtedness or Disqualified Stock issued to the Company or a Restricted Subsidiary thereof) or 100% of the principal amount of any debt securities of the Company or any Restricted

Subsidiary thereof that are convertible into or exchangeable for Capital Stock issued after the Issue Date (other than debt securities issued to the Company or a Restricted Subsidiary thereof) which, in any such case, has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock) or any direct or indirect parent entity of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished) after March 31, 2012, plus

(v) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary after March 31, 2012 from:

(A) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) below) or

(B) the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus

(vi) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case subsequent to March 31, 2012, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) below or constituted a Permitted Investment).

The foregoing provisions do not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or Subordinated Indebtedness of the Company, any direct or indirect parent entity of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Company, any direct or indirect parent entity of the Company or contributions to the equity capital of the Company or any Restricted Subsidiary (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company) (collectively, including any such contributions, “Refunding Capital Stock”), (b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which are used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Company, the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, the Company or any Guarantor

that is Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b) such Indebtedness is subordinated to the Notes or such Guarantor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is 91 days following the last maturity date of any Notes then outstanding were instead due on such date;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent entity of the Company held by any future, present or former employee, director or consultant of the Company, any direct or indirect parent entity of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $35.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $70.0 million in any calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent entity of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments”) or be used as the basis for the Incurrence of Indebtedness under clause (n) of the second paragraph of “— Certain Covenants — Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, plus

(b) the cash proceeds of key man life insurance policies received by the Company, any direct or indirect parent entity (to the extent contributed to the Company) of the Company or any of its Restricted Subsidiaries after the Issue Date, provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Company, any of its Restricted Subsidiaries or any direct or indirect parent entity of the Company in connection with a repurchase of Equity Interests of the Company or any direct or indirect parent entity of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of (a) and (b) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 1.75 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $375.0 million and 1.50% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (7);

(8) (i) Restricted Payments by the Company in an amount not to exceed $75.0 million per annum, and (ii) following a Primary Offering only, the payment of dividends on the listed Equity Interests at a rate not to exceed 6% per annum of the net cash proceeds received by the Company or the Issuer in connection with such a Primary Offering or any subsequent Primary Offering;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed the greater of $450.0 million and 2.0% of the Consolidated Net Tangible Assets of the Company at the time made;

(11) the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated tax return that includes the Issuer and its Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and its Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(12) the payment of Restricted Payments, if applicable:

(a) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including legal, audit, tax, including franchise tax, expenses) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b) in amounts required for any direct or indirect parent of the Company, if applicable to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by and treated as Indebtedness of the Company or its Restricted Subsidiaries, as applicable, Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence or Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (it being agreed that (i) all interest expense shall be included in the calculation of the “Fixed Charge Coverage Ratio” of the Company and (ii) no contribution of such proceeds may be included in the calculation of Restricted Payments capacity or in the amount of Indebtedness that may be Incurred based on contributions to the Company); and

(c) in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent that has been undertaken to finance the Company and its Subsidiaries;

(13) repurchases of Equity Interests of the Company and its Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(14) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(15) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(16) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “— Change of Control” and “— Certain Covenants — Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value in accordance with the requirements of the Indenture;

(17) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “— Mergers or Transfers of Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(18) any Restricted Payment made in connection with the Emergence Transactions;

(19) distributions by any Restricted Subsidiary of the Company or any Joint Venture of chemicals to a holder of Capital Stock of such Restricted Subsidiary or Joint Venture if such distributions are made pursuant to a provision in a Joint Venture agreement or other arrangement entered into in connection with the establishment of such Joint Venture or Restricted Subsidiary that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm’s length basis (or pursuant to a provision that imposes a substantially equivalent requirement); and

(20) any Restricted Payments under any Treasury Services Agreement or any Structured Financing Transaction;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (6), (7), (8), (9), (10) and (12)(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding clause (10) of the second paragraph of this covenant, prior to March 31, 2012 the Company will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Company’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Company or any direct or indirect parent of the Company for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Company for cash from, the Sponsors, or guarantee any Indebtedness of any Affiliate of the Company for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Sponsors, in each case by means of the exception provided by clause (10) of the second paragraph of this covenant, if at the time and after giving effect to such payment, the Secured Indebtedness Leverage Ratio of the Company would be greater than 2.25 to 1.00.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) agreements existing and contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Term Loan Facility, the ABL Facility, the Euro Securitization and the other Credit Facilities;

(2) the First Lien Indenture, the First Lien Notes or the other first lien notes permitted to be Incurred pursuant to clause (a) under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, any Liens permitted by the Indenture or the indenture for such other notes);

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument (including those governing Capital Stock) of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens” that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10) customary provisions contained in leases, subleases, licenses and other similar agreements entered into in the ordinary course of business;

(11) any encumbrance or restriction in connection with a Qualified Receivables Financing; provided such restrictions only apply to the applicable receivables and related intangibles;

(12) other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company) or (c) of any Restricted Subsidiary Incurred in connection with any Project Financing, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13) any Restricted Investment not prohibited by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and any Permitted Investment;

(14) customary provisions in Hedging Obligations permitted under the Indenture and entered into in the ordinary course of business;

(15) the Indenture or the Notes; or

(16) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or Obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, as determined in good faith by the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s Obligations in respect of the Notes) that are assumed by the transferee of any such assets,

(b) any notes or other Obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.75% of the Consolidated Net Tangible Assets of the Company and $750.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay and/or repurchase (a) Indebtedness constituting First and Second Priority Lien Obligations, (b) Indebtedness of a Restricted Subsidiary that is not a Pledgor, (c) Notes Obligations or (d) other Pari Passu Indebtedness (provided that if the Company shall so reduce Pari Passu Indebtedness, the Issuer will equally and ratably reduce Notes Obligations through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

(2) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets or property, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; provided, however, that with respect to any Asset Sale of Collateral only, the assets or property subject to such Investment (other than to the extent it would constitute Excluded Assets) shall be pledged as Collateral.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess

Proceeds or Excess Proceeds, as applicable. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from any Asset Sale of Collateral (other than Specified ABL Facility Assets and other than to the extent required to be used in any accepted offer or otherwise to repay any First Priority Lien Obligations as required under the First Lien Notes and the First Lien Indenture or Senior Term Loan Facility or other agreement governing First Priority Lien Obligations or Second Priority Lien Obligations) that are not invested or applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to purchase or make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” The Issuer shall make an offer to all holders of the Notes and, if required by the terms of any First Priority Lien Obligations, Second Priority Lien Obligations or Third Priority Lien Obligations secured by a Lien permitted under the Indenture, to the holders of such First Priority Lien Obligations, such Second Priority Lien Obligations, such Third Priority Lien Obligations or such other Obligations (including any mandatory prepayment required by the Senior Term Loan Facility) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes that is a minimum of $100,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Notes or Third Priority Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of other Third Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such other Third Priority Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided, that with respect to any Net Proceeds from Asset Sales of Collateral realized or received by any Foreign Subsidiary, the aggregate amount of such Net Proceeds required to be applied shall be further subject to reduction to the extent the expatriation of such Net Proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of a Foreign Subsidiary. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceed $200 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from any Asset Sale of non-Collateral (other than Specified ABL Facility Assets and other than to the extent required to be used in any accepted offer or otherwise to repay any First Priority Lien Obligations as required under the First Lien Notes and the First Lien Indenture or Senior Term Loan Facility or other agreement governing First Priority Lien Obligations or Second Priority Lien Obligations) that are not invested or applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to purchase or make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Company, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $100,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided, that with respect to any Net Proceeds from Asset Sales of non-Collateral realized or received by any Foreign Subsidiary, the aggregate amount of such Net Proceeds required to be applied shall be subject to reduction to the extent the expatriation of such Net Proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of the Foreign Subsidiary. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other Third Priority Lien Obligations tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Company may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes or other Third Priority Lien Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other Third Priority Lien Obligations to be purchased in the manner described below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations described in the Indenture by virtue thereof.

If more Notes (and such Third Priority Lien Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, Notes tendered will be repurchased on a pro rata basis; provided that no Notes of $100,000 or less shall be purchased in part. Selection of such Third Priority Lien Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such Third Priority Lien Obligations or Pari Passu Indebtedness.

Notices of an Asset Sale Offer or a Collateral Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a) such Affiliate Transaction is on terms that are not less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions do not apply to the following:

(1) transactions between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer;

(2) Restricted Payments permitted by the provisions of the Indenture described under “— Certain Covenants — Limitation on Restricted Payments” and Permitted Investments;

(3) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent entity of the Company;

(4) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

(6) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Company;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any registration rights agreement to which it is a party as of the Issue Date, and, any amendment thereto or similar agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(8) the Emergence Transactions, including the payment of fees and expenses paid in connection therewith;

(9) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(10) any transaction effected as part of a Qualified Receivables Financing;

(11) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(12) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent entity of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(13) the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(14) any contribution to the capital of the Company;

(15) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate of the Company or any of its Restricted Subsidiaries solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided, however, that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

(16) pledges of Equity Interests of Unrestricted Subsidiaries;

(17) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(18) any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture; and

(20) transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Company or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event).

Liens

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Indebtedness secured by a Lien (except Permitted Liens) on any asset or property of the Company or such Restricted Subsidiary, now owned or hereafter acquired, without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with (or, if the Obligation to be secured by such Lien is subordinated in right of payment to the Notes, prior to) any and all other Obligations thereby secured for so long as any such Obligations shall be so secured.

Any Lien created for the benefit of the holders pursuant to this covenant will provide by its terms that such Lien will be automatically and unconditionally released and discharged (a) upon the release and discharge of the Lien that gave rise to the Obligation to secure the Notes under this covenant (the “Initial Lien”), (b) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of the Indenture, (c) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of the Indenture or (d) upon the effectiveness of any defeasance or satisfaction and discharge of the Notes specified in the Indenture.

Reports and Other Information

The Indenture provides that, for periods commencing with the period ending on December 31, 2010 and notwithstanding that the Issuer or the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, the Company will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, the Company will not be required to furnish any information, certificates or reports required by Item 307 or 308 of Regulation S-K prior to the effectiveness of an exchange offer registration statement related to the First Lien Notes or a shelf registration statement related to the Notes.

In the event that the rules and regulations of the SEC permit the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Company will satisfy this covenant.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer is deemed to have furnished such reports referred to above to the Trustee if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offers contemplated by the registration rights agreement relating to the First Lien Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offers registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on the Issuer’s website (or that of any of its parent companies).

Future Subsidiary Guarantors

The Indenture provides that the Company will cause each (i) Domestic Subsidiary of the Company (other than the Issuer) that is Wholly Owned other than, at the election of the Issuer, an Excluded Subsidiary and (ii) Wholly Owned Restricted Subsidiary of the Company (other than the Issuer), in each case, that guarantees the First Lien Notes or the Senior Term Loan Facility to execute and deliver to the Trustee (a) a supplemental indenture joining each such Subsidiary of the Company to the Indenture; and (b) Security Documents and intercreditor agreements providing for Junior Lien Obligations, pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and subject to the same conditions and limitations as those described under “— The Guarantees” and in the Indenture (each such guarantee of the Notes, an “Additional Guarantee”).

Notwithstanding the foregoing and the other provisions of the Indenture, any Additional Guarantee of the Notes by a Domestic Subsidiary of the Company that is Wholly Owned shall provide by its terms that it shall be automatically and unconditionally released and discharged in the circumstances described under “— The Guarantees.” Any Additional Guarantee shall be considered a “Guarantee” as described under “— The Guarantees,” and any such Domestic Subsidiary of the Company providing such Additional Guarantee shall be considered a “Guarantor” as described under “— The Guarantees.”

After-Acquired Property

Subject to Permitted Liens and the 3-16 Exemption and Excluded Assets limitations, the Indenture provides that, if any of the Company, the Issuer or any Pledgor acquires any First or Second Priority After-Acquired Property, the Company, the Issuer or such Pledgor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected third priority security interest, subject only to Permitted Liens, in such First or Second Priority After-Acquired Property and to have such First or Second Priority After-Acquired Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First or Second Priority After-Acquired Property to the same extent and with the same force and effect. In addition, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent (i) with respect to the first priority security interest for the benefit of the First Lien Notes Collateral Agent on behalf of the holders of the First Lien Notes and for the benefit of the Senior Term Loan Collateral Agent on behalf of the lenders under the Senior Term Loan Facility, (ii) with respect to the second priority security interest for the benefit of the ABL Collateral Agents on behalf of lenders under ABL Facility (or a first priority security interest with respect to the ABL Facility Collateral) and (iii) with respect to the third priority security interest for the benefit of the Collateral Agent on behalf of the holders of the Notes. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such first, second and third priority security interests. The Issuer, the Company and the Pledgors will also ensure that third priority security interests are maintained as security for the Notes in any property or assets pledged to secure the First Lien Notes, the Senior Term Loan Facility or the ABL Facility.

Mergers or Transfers of Assets

The Indenture provides that the Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof or any state which was a member of the European Union on December 31, 2003 (other than Greece) (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company (if other than the Company) expressly assumes all the Obligations of the Company under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an Obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either (a) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under the Indenture and the Notes, and in such event the Company will automatically be released and discharged from its Obligations under the Indenture and the Notes. Notwithstanding the first sentence of this covenant, without complying with the foregoing clause (4), the Company may (A) merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in any state of the U.S., the District of Columbia, Canada or any province thereof or any state which was a member state of the European Union on December 31, 2003 (other than Greece) and (B) may otherwise convert its legal form under the laws of its jurisdiction of organization.

The Indenture further provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Issuer (if other than the Issuer) expressly assumes all the Obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an Obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either (a) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (b) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its Obligations under the Indenture and the Notes. Notwithstanding the first sentence of this covenant, without complying with the foregoing clause (4), the Issuer may (A) merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer, as the case may be, in any state of the U.S. or the District of Columbia and (B) may otherwise convert its legal form under the laws of its jurisdiction of organization so long as there remains a corporate co-obligor. This covenant described under “— Mergers or Transfers of Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries, the LCC Assumption or the Emergence Transactions.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary of the Company that is a Pledgor, no Pledgor will, and the Company will not permit any Pledgor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Pledgor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) either (a) such Pledgor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Pledgor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Pledgor or such Person, as the case may be, being herein called the “Successor Pledgor”) and the Successor Pledgor (if other than such Pledgor) expressly assumes all the Obligations of such Pledgor under the Indenture and the Security Documents pursuant to documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described under “— Certain Covenants — Asset Sales”; and

(2) the Successor Pledgor (if other than such Pledgor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Pledgor (if other than such Pledgor) will succeed to, and be substituted for, such Pledgor under the Indenture and such Pledgor’s Obligations in respect of the Notes, and such Pledgor will automatically be released and discharged from its Obligations under the Indenture and such Pledgor’s Obligations in respect of the Notes. Notwithstanding the foregoing, (1) a Pledgor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Pledgor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Pledgor is not increased thereby and (2) a Pledgor may merge, amalgamate or consolidate with another Pledgor or the Company or may convert its legal form under the laws of reorganization of its jurisdiction.

In addition, notwithstanding the foregoing, any Pledgor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Company or any Pledgor.

Defaults

An Event of Default is defined in the Indenture as:

(1) a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(4) the failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(6) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(7) the Guarantee of the Company or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its Obligations under the Indenture and such Default continues for 10 days,

(8) unless all of the Notes Collateral has been released from the third priority Liens in accordance with the provisions of the Security Documents, the third priority Liens on all or substantially all of the Notes Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Company, the Issuer or any Pledgor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Company, the Company fails to cause such Subsidiary to rescind such assertions within 30 days after the Company has actual knowledge of such assertions, or

(9) the failure by the Company, the Issuer or any Pledgor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”).

The foregoing constitutes Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in aggregate principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer) occurs and is continuing, the Trustee or the holders of at least

30% in aggregate principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity and security against any loss, liability or expense acceptable to the Trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing,

(2) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee security and reasonable indemnity against any loss, liability or expense acceptable to the Trustee in its sole discretion,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification and security satisfactory to it in its reasonable discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after an occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and Security Documents may be amended with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “— Redemption — Optional Redemption” above,

(5) make any Note payable in money other than that stated in such Note,

(6) expressly subordinate the Notes to any other Indebtedness of the Company, the Issuer or any Pledgor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9) make any change in the provisions in the Junior Lien Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes, or

(10) except as expressly provided by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

Without the consent of the holders of at least 66% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuer, the Guarantors and Trustee may amend the Indenture, the Security Documents and the Junior Lien Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer of the Obligations of the Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Company of the Obligations of the Company under the Indenture and the Notes, to provide for the assumption by a Successor Pledgor of the Obligations of a Pledgor under the Indenture and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Pledgor with respect to the Notes, to secure the Notes, to release Collateral in compliance with the Indenture or the Junior Lien Intercreditor Agreement, to add additional secured creditors holding Other First-Lien Obligations, other Junior Lien Obligations or any other secured Indebtedness permitted to be Incurred, so long as such Obligations are in compliance with the Indenture, the Junior Lien Intercreditor Agreement or the Security Documents, to add to the covenants of the Company or the Restricted Subsidiaries for the benefit of the holders or to surrender any right or power conferred upon the Company and the Restricted Subsidiaries, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement to any provision of the “Description of Third Lien Notes” contained in the Plan Supplement filed with the Bankruptcy Court on April 5, 2010 to the extent that such provision in the “Description of Third Lien Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, to effect any provision of the Indenture , to make certain changes to the Indenture to provide for the issuance of additional Notes or to provide for the consummation of the LCC Assumption and the Emergency Transactions.

The consent of the noteholders will not be necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer will be required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Company, the Issuer or any direct or indirect parent corporation, as such, has any liability for any Obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes were issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as not prohibited by the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under the Indenture; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its Obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain Obligations, including those respecting the defeasance trust and Obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its Obligations under the covenants described under “— Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “— Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “— Change of Control” and “— Mergers or Transfers of Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its Obligations with respect to the Notes and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “— Defaults” or because of the failure of the Company to comply with the first clause (4) under “— Mergers or Transfers of Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee and Collateral Agent

Wells Fargo Bank, National Association is the Trustee under the Indenture, is initially the Collateral Agent under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“ABL Collateral Agent” means the representative(s) from time to time administrating the collateral on behalf of the lenders under the ABL Facility.

“ABL Facility” means the asset based revolving credit agreement dated as of its effective date among the Issuer, Equistar Chemicals, L.P., Houston Refining L.P., LyondellBasell Acetyls LLC and each other Subsidiary of the Issuer from time to time designated as a “Borrower” thereunder, the lenders and agents party thereto and Citibank, N.A., as administrative agent, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“ABL Facility Collateral” has the meaning ascribed to such term under “— Security — General.”

“ABL Obligations” means all Indebtedness and other Obligations under the ABL Facility.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset at the time such asset is acquired by such specified Person.

“Additional First Lien Collateral Agent” means the collateral agent with respect to any Additional First Priority Lien Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the holders of the First Lien Notes, and any Additional First Lien Collateral Agent or Authorized Representative with respect thereto, including the First Lien Trustee.

“Additional First Priority Lien Obligations” means any First Priority Lien Obligations that are Incurred after the Issue Date (other than Indebtedness Incurred under the Senior Term Loan Facility) and secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Additional Guarantee” has the meaning ascribed to such term under “— Certain Covenants — Future Subsidiary Guarantors.”

“Additional Junior Lien Obligations” means any Junior Lien Obligations that are Incurred after the Issue Date and secured on a basis equal to the Liens securing the Notes, provided such Lien is permitted to be Incurred under the First Lien Indenture, the Senior Term Loan Facility, the ABL Facility and the Indenture.

“Additional Second Lien Secured Party” means the holders of any Additional Second Priority Lien Obligation, and any collateral agent with respect to any Additional Second Priority Lien Ob-ligation or Authorized Representative with respect thereto.

“Additional Second Priority Lien Obligations” means any Second Priority Lien Obligations that are Incurred after the Issue Date and secured by the Collateral pursuant to the Second Lien Security Documents.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term under “— Certain Covenants — Transactions with Affiliates.”

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.00% of the then outstanding principal amount of the Note; and

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at May 1, 2013 plus (ii) all required interest payments due on the Note through May 2, 2013 (excluding accrued but unpaid interest but including Additional Interest, if any), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Backed Credit Facility” means (i) the ABL Facility; (ii) any credit facility provided on the basis of the value of inventory, accounts receivable or other current assets (and related documents and intangibles) to the Company or any of its Subsidiaries or similar instrument; and (iii) any similar credit support agreements or guarantees Incurred from time to time, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time; provided that any credit facility that refinances or replaces an Asset Backed Credit Facility must comply with clause (ii) of this definition in order to be an Asset Backed Credit Facility; and provided, further, that, if at the time any such refinancing or replacement is necessary or advisable in the good faith judgment of the Board of Directors of the Company, and an Asset Backed Credit Facility that complies with clause (ii) of this definition is not available on terms considered commercially reasonable for facilities of this nature (as determined in the good faith judgment of the Board of Directors of the Company), then the ABL Facility may be refinanced with or replaced by any Credit Facility and such Credit Facility shall be an Asset Backed Credit Facility for purposes hereof.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or redundant, surplus, obsolete, damaged or worn out property or equipment, whether now owned or hereafter acquired, in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under “— Mergers or Transfers of Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions), including by way of a Sale/ Leaseback Transaction, or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $75.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

(f) (i) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company and (ii) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements)

of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(g) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or other ownership interest in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

(i) any lease, assignment, license or sublease which does not materially interfere with the business of the Company and its Restricted Subsidiaries;

(j) any grant of any license of patents, trademarks, know-how or any other intellectual property which does not materially interfere with the business of the Company and its Restricted Subsidiaries;

(k) any transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) in a Qualified Receivables Financing;

(l) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary, after the Issue Date including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(m) dispositions in connection with Permitted Liens;

(n) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(o) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q) pursuant to buy-sell arrangements or similar agreements between Lyondell China Holdings Limited of Ningbo ZRCC and Lyondell Chemical Company Ltd.; and

(r) any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in connection with the Emergence Transactions.

“Asset Sale Offer” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Authorized Collateral Agent” has the meaning ascribed to such term the First Lien Intercreditor Agreement.

“Authorized Representative” means (i) in the case of any Obligations under the Senior Term Loan Facility or the secured parties under the Senior Term Loan Facility, the Senior Term Loan Collateral Agent, (ii) in the case of the Obligations under the First Lien Notes or the holders of the First Lien Notes, the First Lien Notes Collateral Agent, (iii) in the case of the ABL Facility, the ABL Collateral Agent and (iv) in the case of any Series of Additional First Priority Lien Obligations that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Basell GmbH” means Basell Germany Holdings GmbH and any successor in interest thereto.

“Berre Facility” means any receivables-backed credit or factoring facility entered into by one or more Foreign Subsidiaries (other than Basell GmbH) related to receivables of the refinery located in Berre, France, and any permitted refinancings thereof.

“Board of Directors” means, as to any Person, the board of directors or, supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner of such Person or manager ) or any duly authorized committee thereof.

“Business Acquisition” means the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, London or The Netherlands.

“Calculation Date” has the meaning ascribed to such term in the definition of “Fixed Charge Coverage Ratio.”

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cases” means the proceedings of LyondellBasell Industries AF S.C.A. and certain of its Subsidiaries and affiliates, as debtors and debtors in possession under Chapter 11.

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, Euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union (other than Greece or Portugal) or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8) U.S. Dollar-denominated money market funds as defined in Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940;

(9) tax-exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other internationally recognized rating agency; and

(10) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (9) above.

“Catalyst Sale/Leaseback Transaction” means a Sale/Leaseback Transaction that relates to a catalyst containing one or more precious metals used by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.

“Change of Control Offer” has the meaning ascribed to such term under “— Change of Control.”

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, as collateral agent under the Security Documents, together with all its successors in such capacity.

“Collateral Asset Sale Offer” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Collateral Excess Proceeds” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Company” means LyondellBasell Industries N.V., a naamloze vennootschap (public limited liability corporation) formed under the laws of The Netherlands, and any successor in interest thereto.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced thereby;

(a) taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations), or such equivalent items in any foreign jurisdiction;

(b) Consolidated Interest Expense;

(c) Consolidated Non-cash Charges;

(d) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness,

(e) any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or Incurrence, repayment, amendment or modification of Indebtedness permitted to be Incurred or repaid by the Indenture (including a refinancing thereof) (in each case, whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facility Indebtedness and other Exit Financing, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing; and

(f) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); and

(3) the amount of net cost savings projected by such Person in good faith to be realized by specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period); provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions have been taken or are to be taken within twelve months of the date of determination to take such action and the benefit is expected to be realized within twelve months of taking such action; minus

(4) any non-cash gains increasing Consolidated Net Income of such Person for such period (excluding (i) the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period and any items for which cash was received in a prior period, (ii) items referenced in clause (e) of Consolidated Net Income and (iii) gains which have been offset against losses in determining Consolidated Net Income but for which the loss has not been added back as a Consolidated Non-cash Charge pursuant to the definition of Consolidated EBITDA);

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

Notwithstanding anything herein to the contrary, Consolidated EBITDA for the Fiscal Quarter ending (i) June 30, 2009 shall be deemed to be $551.0 million, (ii) September 30, 2009 shall be deemed to be $757.0 million and (iii) December 31, 2009 shall be deemed to be $578.0 million, before giving pro forma effect to any transaction occurring after the Issue Date, as permitted under the definitions of “Fixed Charge Coverage Ratio” and “Secured Indebtedness Leverage Ratio.”

“Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated interest expense (net of interest income for such period) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation:

(1) amortization of original issue discount,

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued,

(3) net payments and receipts (if any) pursuant to interest rate Hedging Obligations,

(4) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, and

(5) the interest portion of any deferred payment obligation,

but excluding, in each case, any amortization of fees, debt issuance costs and commissions incurred in connection with the Credit Facilities, any Receivables Financing, the issuance of the First Lien Notes, Notes, the Euro Securitization and any other debt issuance.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period:

(1) the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis; plus

(2) cash dividends or distributions paid to such Person or any Restricted Subsidiary of such Person by any other Person (the “Payor”) other than a Restricted Subsidiary, to the extent not otherwise included in Consolidated Net Income, which have not been derived from Indebtedness of the Payor to the extent such Indebtedness is Guaranteed by such referent Person or any Restricted Subsidiary of such referent Person;

provided that there shall be excluded therefrom, without duplication (but only to the extent included in the calculation of the foregoing):

(a) (i) any net after-tax income or loss from operating results of discontinued operations as defined by GAAP, and (ii) any net after-tax gains or losses from sales of discontinued operations;

(b) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and all costs and expenses of such Person and its Restricted Subsidiaries Incurred in connection with the Cases and the Exit Financings);

(c) the Net Income of any Payor, other than a Restricted Subsidiary of such Person or Net Income of such Payor that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to such Person or to a Restricted Subsidiary of such Person by such Payor (or to the extent converted into cash);

(d) the Net Income (but not loss) of any Restricted Subsidiary of such Person that is not a guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the Net Income of Restricted Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Company as a result of application of this clause (d) if the restriction on dividends or similar distributions results from consensual restrictions other than any restriction contained in clauses (1), (2) and (4) and, to the extent related to clauses (1), (2), and (4), clause (15) under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(e) (i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (ii) any restoration to or deduction from income for changes in estimates related to the post-emergence settlement of pre-petition claims obligations in relation with Chapter 11 following the Issue Date;

(f) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any gains or losses of the successor corporation prior to such consolidation, merger or transfer of assets;

(g) any charges or credits relating to any purchase accounting adjustments or to the adoption of fresh start accounting principles;

(h) any (i) one-time non-cash compensation charges, and (ii) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights;

(i) Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(j) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) or reserves relating thereto;

(k) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation with the Indebtedness extinguished;

(l) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness); and

(m) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c)(iv) or (c)(v) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Restricted Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided, that in the event that such Person or any of its Restricted Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Restricted Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the consolidated depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries (including the amortization of prior service costs and actuarial gains and losses related to pensions and other post-employment benefits) (including any lower-of-cost-or-market adjustments of inventory) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covenant Suspension Event” has the meaning ascribed to such term under “— Certain Covenants.”

“Credit Facilities” means:

(1) the Senior Term Loan Facility,

(2) any Asset Backed Credit Facility;

(3) any debt facilities or other financing arrangements (including, without limitation, commercial paper facilities) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; and

(4) any such agreements, instruments or guarantees governing Indebtedness Incurred to refinance any Indebtedness or commitments referred to in clauses (1), (2) and (3) above whether by the same or any other lender or group of lenders.

“Credit Facility Indebtedness” means any and all amounts payable under or in respect of the Credit Facilities as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Senior Term Loan Facility), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent entity of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issue date thereof.

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any ABL Obligations under certain circumstances, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Facility, delivery of cash collateral or backstop letters of credit in respect thereof in a manner reasonably satisfactory to the ABL Collateral Agent and issuing lenders under the ABL Facility, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the ABL Facility (as defined therein); provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of a replacement Asset Backed Credit Facility (unless in connection with such replacement all of the ABL Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied) with the proceeds of a Qualified Receivables Financing, in which case a Discharge of ABL Obligations shall be deemed to have occurred). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of First and Second Priority Lien Obligations” means except to the extent otherwise provided in the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any First Priority Lien Obligation or Second Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement Obligations to the extent no claim has been made) of all First and Second Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under the First Lien Documents or Second Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such First Lien Documents or Second Lien Documents, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the First Lien Secured Parties or Second Lien Secured Parties under the First Lien Documents or Second Lien Documents, as the case may be; provided that the Discharge of First and Second Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations or Second Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations, First Priority Lien Obligations or Second Priority Lien Obligations. In the event the First Priority Lien Obligations or Second Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations and Second Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such Indebtedness and any Obligations pursuant to such modified Indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund Obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Emergence Transactions” means all transactions arising out of the Reorganization Plan and emergence from Chapter 11, including, but not limited to, Exit Financing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after April 8, 2010 of common stock or Preferred Stock (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company (to the extent the proceeds thereof are contributed to the Company), as applicable, on a primary basis, other than:

(1) public offerings with respect to the Company’s or such direct or indirect parent entity’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Euro Securitization” means the transaction dated as of its effective date entered into in connection with the €450 million revolving securitization facility of trade account receivables with Basell Sales and Marketing Company B.V. and Lyondell Chemie Nederland B.V., as sellers, and Basell Polyolefins Collections Ltd., as receivables purchaser, as such facility may be amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Excess Proceeds” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning ascribed to such term under “— Security — General.”

“Excluded Contributions” means aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary, (iv) any Wholly Owned Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (v) any Domestic Subsidiary of the Company as of the Issue Date or at any time thereafter meeting any one of the following conditions that has been designated by the Issuer as an Excluded Subsidiary in a writing to the Trustee (which designation may be rescinded by granting a Guarantee in accordance with the requirements of the Indenture): (a) the Total Assets of such Domestic Subsidiary determined as of the end of the fiscal year of the Company most recently ended for which financial statements are required to be delivered under the Indenture does not exceed $25.0 million, or (b) the Consolidated EBITDA of such Domestic Subsidiary does not exceed $25.0 million, for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to the Indenture; provided that if, at any time or from time to time, Domestic Subsidiaries (other than a Special Purpose Subsidiary) shall not be designated as Excluded Subsidiaries to the extent that such Domestic Subsidiaries under this clause (v) would represent, in the aggregate, (a) 5% or more of Total Assets of the Company at the end of the most recently ended fiscal year of the Company or (b) 5% or more of the Consolidated EBITDA of the Company for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to the Indenture; provided, further, that, if the most recent financial statements required to be delivered pursuant to the Indenture for any fiscal quarter indicate that, by reason of subsequent changes following the designation of any one or more Restricted Subsidiaries as an Excluded Subsidiary or Excluded Subsidiaries, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Company shall use commercially reasonable efforts to promptly (but in any event within 180 days after the date the financial statements are required), rescind such designations as are necessary, and provide such Guarantees as are necessary, so as to comply with the requirements of the Indenture. Any uncured Default shall not occur until the expiration of such 180-day provided such efforts are used.

“Exit Financing” means the financings executed pursuant to the Reorganization Plan, including the Senior Term Loan Facility, the ABL Facility, the Euro Securitization, the First Lien Notes and the Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, other than as expressly set forth in the Indenture, for purposes of determining the “Fair Market Value” of any property or assets, such Fair Market Value shall be determined by (x) the Company in good faith with respect to property or assets with a Fair Market Value not in excess of $250.0 million, (y) an opinion as to the Fair Market Value issued by a qualified accounting, appraisal, financial advisory or investment banking firm or (z) the Board of Directors of the Company, as evidenced by a certificate of an officer of the Company, with respect to property or assets with a Fair Market Value in excess of $250.0 million.

“First and Second Priority Lien Obligations” means First Priority Lien Obligations and Second Priority Lien Obligations.

“First Lien Collateral Agents” mean the Collateral Agent and the Senior Term Loan Collateral Agent.

“First Lien Collateral Agreement” means the collateral agreement entered into by the Company, the Issuer, the Pledgors, the First Lien Trustee and the First Lien Notes Collateral Agent, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time.

“First Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations (and any Additional First Priority Lien Obligations), including, without limitation, the First Lien Indenture and the First Lien Security Documents.

“First Lien Indenture” means the indenture dated as of April 8, 2010 among LBI Escrow Corporation, as predecessor to the Issuer, the Company and the First Lien Trustee, under which the First Lien Notes are issued, as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time, in accordance with the terms thereof.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the Issue Date by and among the First Lien Trustee, the First Lien Notes Collateral Agent and the Senior Term Loan Collateral Agent, with respect to the Common Collateral, which may be amended from time to time without the consent of the holders of the Notes to add other parties holding First Priority Lien Obligations permitted to be Incurred under the First Lien Indenture, the Senior Term Loan Facility and the First Lien Intercreditor Agreement.

“First Lien Notes” means the 8% notes due on November 1, 2017, issued under the First Lien Indenture by LBI Escrow Corporation, as predecessor to the Issuer, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced, defeased or replaced in whole or in part from time to time.

“First Lien Notes Collateral Agent” means Deutsche Bank Trust Company Americas as collateral agent under the First Lien Notes.

“First Lien Notes Obligations” means Obligations in respect of the First Lien Notes, the First Lien Indenture and the First Lien Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the Senior Term Loan Facility, (b) the “Secured Parties,” as defined in the First Lien Collateral Agreement and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the security agreements, pledge agreements, collateral assignments, collateral agreements, intercreditor agreements, mortgages and related agreements, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations, and any Additional First Priority Lien Obligations, or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the Collateral securing the First Priority Lien Obligations.

“First Lien Trustee” means the party named as the trustee in the First Lien Indenture until a successor replaces it and, thereafter, means the successor.

“First or Second Priority After-Acquired Property” means either First Priority After-Acquired Property or Second Priority After-Acquired Property.

“First Priority After-Acquired Property” means (x) at any time the outstanding principal amount of loans under the Senior Term Loan Facility is greater than $500.0 million, any property of the Company, the Issuer or any Pledgor that secures any First Priority Lien Obligations and Other First-Lien Obligations other than the First Lien Notes that is not already subject to the Lien under the First Lien Security Documents, other than any Excluded Assets, and (y) if clause (x) is not applicable, then any property of the Company, the Issuer or any Pledgor that constitutes Notes Collateral (other than Excluded Assets).

“First Priority Lien Obligations” means (i) all Indebtedness under the Credit Facilities (other than the Asset Backed Credit Facility and any other Credit Facility Incurred pursuant to clause (c)(ii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), (ii) the First Lien Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the First Lien Notes, (iii) all other Obligations of the Company, the Issuer or any Restricted Subsidiary in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Credit Facility Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, (iv) Additional First Priority Lien Obligations, if any, permitted to be Incurred under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (v) Indebtedness under any Oil Indexed Credit Facility Incurred pursuant to clause (c)(iii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature set forth as “Reorganization Adjustments” under “Unaudited Consolidated Pro Forma Financial Information” as set forth in the Offering Memorandum for the Company to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For the purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date as adopted by the Company. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its

Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“Guarantee” has the meaning ascribed to such term under “— The Guarantees.”

“Guarantor” has the meaning ascribed to such term under “— The Guarantees.”

“Hedging Obligations” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar Obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out Obligations until such Obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness

(other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any Obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed Obligations of the respective seller; or (4) Obligations under or in respect of a Qualified Receivables Financing or Qualified Joint Venture Transaction.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Indenture” means the indenture under which the Notes were issued, as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time, in accordance with the terms thereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Insolvency or Liquidation Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees (other than guarantees of performance made by the Company or any of its Restricted Subsidiaries in connection with a Joint Venture)), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means April 8, 2010.

“Issuer” means Lyondell Chemical Company, a Delaware corporation, and any successor thereto in accordance with the Indenture.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Junior Lien Intercreditor Agreement” has the meaning ascribed to such term under “— Security — Junior Lien Intercreditor Agreement.”

“Junior Lien Obligations” means (i) the Notes, (ii) the Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the Notes, and (iii) Additional Junior Lien Obligations.

“LCC Assumption” means the consummation of the transactions on the Issue Date whereby (a) the Issuer will assume all of the obligations of LBI Escrow Corporation under the First Lien Indenture, (b) each of the Issuer’s Restricted Subsidiaries (other than the Excluded Subsidiaries) will guarantee the First Lien Notes and (c) to the extent the Issuer assumes the obligations of LBI Escrow Corporation other than by merger, LBI Escrow Corporation is released from the obligations under the First Lien Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest); provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Limited Recourse Stock Pledge” means the pledge of the Equity Interests in any Joint Venture (that is not a Restricted Subsidiary) or any Unrestricted Subsidiary to secure non-recourse debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of the Company, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Master Agreement” has the meaning ascribed to such term in the definition of “Hedging Obligations”

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Property” means each parcel of Real Property owned or leased by the Company, the Issuer or any Pledgor encumbered by a Mortgage to secure the Third Priority Lien Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time.

“Negromex Receivables Dispositions” means any disposition of accounts receivables arising from transactions with Industrias Negromex, S.A. de C.V.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “— Certain Covenants — Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes Collateral” has the meaning ascribed to such term under “— Security — General.”

“Notes Obligations” means Obligations in respect of the Notes (including other notes Incurred pursuant to clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of Notes and guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Offering Memorandum” means the offering memorandum dated as of March 24, 2010, relating to the initial issuance of the First Lien Notes under the First Lien Indenture.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the Indenture.

“Oil Indexed Credit Facility” means a working capital facility for which availability is conditioned upon the price per barrel of crude oil that is not less than $125.0 and the proceeds of which are utilized for working capital purposes and related fees and expenses; provided that the First Lien Notes and any other First Priority Lien Obligations are secured by a Lien ranking at least pari passu with any Lien on assets securing any Oil Indexed Credit Facility and the collateral agent under any Oil Indexed Credit Facility shall have been made party to the First Lien Intercreditor Agreement and any Oil Indexed Credit Facility shall be subject to the terms thereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer or to the Trustee.

“Other First-Lien Obligations” means other Indebtedness of the Company and its Restricted Subsidiaries that is equally and ratably secured with the First Lien Notes as permitted by the First Lien Indenture and is designated by the Company as an Other First-Lien Obligation.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Company, the Issuer or any Pledgor that has an individual Fair Market Value of more than $25.0 million (provided that such $25.0 million threshold shall not be applicable in the case of any Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by the Company, the Issuer or any Pledgor, Owned Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual Fair Market Value of more than $25.0 million (provided that such $25.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the Collateral Agent (for the benefit of the Trustee and the holders of the Notes) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease or other applicable document governing any leased portion of such Real Property.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Pledgor, its Obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Pledgor’s Obligations in respect of the Guarantees of the Notes.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer. Wells Fargo Bank, National Association shall initially be the Paying Agent on the Issue Date.

“PBGC Settlement” means the settlement agreement between the Issuer and the Pension Benefit Guaranty Corporation (or any successor in interest thereto) as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time.

“Permitted Holder Group” has the meaning ascribed to such term in the definition of “Permitted Holders.”

“Permitted Holders” means, at any time, each of (i) the Sponsor, (ii) any Person that has no material assets other than the Capital Stock of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i) above and that, directly or indirectly, holds or acquires beneficial ownership of the Voting Stock of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has sole voting rights proportional to the percentage of ownership interests held or acquired by such member relative to the other members of the Permitted Holder Group with respect to voting in the election of Directors of the Company or any of its Subsidiaries generally and (2) no Person or other group (other than Permitted Holders specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Certain Covenants — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6) loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws loans and (c) other loans and advances not to exceed $25.0 million at any one time outstanding;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (k) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by the Company or any of its Restricted Subsidiaries in a Similar Business or in Joint Ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $1,000.0 million and (y) 4.5% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value, plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (9); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 1.5% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (10); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (4)(c)(ii) or (iii) under “— Certain Covenants — Limitation on Restricted Payments”;

(12) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(14) any Investment in connection with a Qualified Receivables Financing, including Investments in a Receivables Subsidiary, of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness and, to the extent constituting an Investment, the acquisition of accounts receivable that have been sold, transferred or otherwise disposed of in a Receivables Financing, including the repurchase of accounts receivable by the Company or any of its Subsidiaries or other payment obligations of the Company or any Restricted Subsidiary of the Company pursuant to Standard Securitization Undertakings;

(15) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(16) Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under “— Mergers or Transfers of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17) any Investment in any Subsidiary of the Company or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) Investments through the licensing contribution in a Person that is or will be as a result of such Investment a Joint Venture or Investments through the licensing, contribution or transactions that economically result in a contribution in kind of intellectual property pursuant to Joint Venture arrangements, in each case in the ordinary course of business;

(19) purchase of shares of Royal Dutch Shell plc and BASF AG required to satisfy Basell B.V.’s obligations under its stock option plans as such plans and stock appreciation rights were in effect on the Issue Date;

(20) a transaction the extent constituting an Investment that is permitted by and made in accordance with clauses (12) and (13) under “— Certain Covenants — Limitation on Restricted Payments”;

(21) any Investment in connection with a Structured Financing Transaction;

(22) a transaction to the extent constituting an Investment that is permitted by and made in accordance with clause (38) of the definition of “Permitted Liens”;

(23) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (4), (5), (9)(b), (15) and (19) of such paragraph); and

(24) any Qualified Joint Venture Transaction.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance bonds, surety bonds, bid bonds, letters of credit or similar instruments issued pursuant to the request of and for the account of such Person in the ordinary course of its business or with respect to statutory, regulatory, contractual, or warranty requirements;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clauses (a), (c)(i) and (c)(iii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 2.25 to 1.00;(C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (c)(ii), (e)(i) or (e)(ii), (m), (u) or (y) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (e)(i), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (2) in the case of clause (u), such Lien does not extend to the property or assets of any Subsidiary of the Company other than a Foreign Subsidiary, (3) in the case of clause (e)(ii) such Lien applies solely to acquired property or asset of the acquired entity, as the case may be) and (4) in the case of clause (y), such Lien does not extend to the property or assets of the Company or any Restricted Subsidiary of the Company organized under the laws of any jurisdiction other than Australia) and (D) Liens securing the First Lien Notes Obligations;

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Term Loan Facility and under the ABL Facility);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(9) Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations not Incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or other precautionary Uniform Commercial Code financing statement filings;

(15) Liens in favor of the Company, the Issuer or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing to the extent permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(17) Liens securing insurance premium financing arrangements; provided, however, that such Lien is limited to the applicable insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums (including tender premiums) and original issue discount, related to such refinancing, refunding, extension, renewal or replacement and (z) Junior Lien Obligations shall not be refinanced with First Priority Lien Obligations; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (C) and for purposes of the definition of Secured Credit Facility Indebtedness;

(21) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) other Liens on assets not constituting Notes Collateral securing Obligations that do not exceed $75.0 million in aggregate at any time;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(28) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts Incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(30) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(31) any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company, including pursuant to any Treasury Services Agreement;

(32) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(33) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(34) Liens (i) on cash advances in favor of the seller of any property to be acquired in or monies placed in escrow pursuant to an Investment permitted pursuant to the definition of “Permitted Investments” to be applied against the purchase price for such Investment, (ii) over assets being acquired pursuant to Investments permitted pursuant to the definition of “Permitted Investments” pending payment in full of the purchase price, (iii) consisting of an agreement to dispose of any property in a disposition permitted pursuant to the definition of “Asset Sale” and (iv) consisting of intellectual property licenses permitted by clause (18) of the definition of “Permitted Investments”;

(35) Liens arising by reason of deposits necessary to qualify the Company or any other Restricted Subsidiary of the Company to conduct business, maintain self insurance or comply with any law and Liens securing the PBGC Settlement;

(36) any Lien arising as a result of a sale, transfer or other disposal which is an Asset Sale in compliance with “— Certain Covenants — Asset Sales”;

(37) Liens relating to a Catalyst Sale/Leaseback Transaction;

(38) Liens relating to any Limited Recourse Stock Pledge;

(39) Liens relating to any Treasury Services Agreement, Qualified Joint Venture Transaction or Structured Financing Transaction;

(40) Liens securing (i) the Notes and the Notes Obligations, and (ii) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing subclause (i); and

(41) Liens that are junior in priority to the Liens securing the Notes pursuant to a Junior Lien Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledgor” means any Guarantor other than the Company; provided that upon the release or discharge of such Subsidiary from its Obligations to pledge its assets and property to secure the Notes in accordance with the Indenture or the Security Documents, such Subsidiary ceases to be a Pledgor.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Primary Offering” means an Equity Offering on any investment exchange or any other sale or issue by way of flotation or public offering or any equivalent circumstances with aggregate net cash proceeds to the Company or contributed to the Company of at least $500.0 million.

“Project Financings” means, with respect to any project, the Incurrence of Indebtedness relating to the development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness, including Indebtedness to finance working capital requirements with respect to any project; provided that any working capital financing shall not be secured by any assets or property included in calculating the Borrowing Base for purposes of clause (c)(ii) of the second paragraph of the covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

“Qualified Joint Venture Transaction” means any transaction in which (i) Indebtedness is owed or incurred by any Restricted Subsidiary whose activities are limited to holding shares in Joint Ventures (but only to the extent that (a) the creditors under the relevant agreement have no recourse to the Company other than to such Restricted Subsidiary; and (b) the recourse those creditors have to such Restricted Subsidiary is limited to the proceeds (if any) of dividends received by such Restricted Subsidiary in respect of such Restricted Subsidiary’s investment in such Joint Ventures) or (ii) involving guarantees by the Company or any Restricted Subsidiary of Indebtedness of a customer or a third party guarantor of such customer’s Indebtedness that are made to a governmental export credit agency, a state development bank or like governmental agency or organization to the extent that such guarantees are conditioned on a failure to perform by any of the Company, such Restricted Subsidiary or a joint venture under an engineering procurement or construction contract entered into with such customer or third party guarantor; provided that the aggregate amount of any Indebtedness referenced in this clause (ii) shall not at any time exceed 1.0% of Consolidated Net Tangible Assets of the Company.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) Incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company, the Issuer and any Pledgor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not a Pledgor and that is formed or created after the Issue Date to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions (including, without limitation, the Euro Securitization, the Berre Facility and the Negromex Receivables Dispositions):

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries;

(2) all sales of accounts receivable and related assets are made at Fair Market Value; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the ABL Facility, any Credit Facility Indebtedness or any Indebtedness in respect of the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) S&P, (2) Moody’s, or (3) if either or both of S&P and Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to any other Person, including to a Receivables Subsidiary, or may grant a security interest in, bank accounts, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any Obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinancing Indebtedness” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Refunding Capital Stock” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Reorganization Plan” means a plan of reorganization in any of the Cases.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Company, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company. For the avoidance of doubt, the Issuer shall at all times constitute a Restricted Subsidiary.

“Retired Capital Stock” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Reversion Date” has the meaning ascribed to such term under “— Certain Covenants.”

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“SEC” means the Securities and Exchange Commission or any successor agency or commission.

“Second Commitment” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Second Lien Secured Parties” means (a) the “Secured Parties,” as defined in the ABL Facility and (b) any Additional Second Lien Secured Parties.

“Second Lien Security Documents” means the security agreements, pledge agreements, collateral assignments, collateral agreements, intercreditor agreements, mortgages and related agreements, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Second Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral se-curing the Second Priority Lien Obligations.

“Second Priority After-Acquired Property” means any property of the Company, the Issuer or any Pledgor that constitutes ABL Facility Collateral (other than Excluded Assets).

“Second Priority Lien Obligations” means (i) all Indebtedness under the Asset Backed Credit Facility and any other Credit Facility Incurred pursuant to clause (c)(i) under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (ii) Additional Second Priority Lien Obligations.

“Secured Credit Facility Indebtedness” means any Credit Facility Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness constituting First Priority Lien Obligations of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event and (2) all adjustments of the nature set forth as “Restructuring Adjustments” under “Unaudited Consolidated Pro Forma Financial Information” in this Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For the purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement.

“Secured Leverage Calculation Date” has the meaning ascribed to such term in the definition of “Secured Indebtedness Leverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Senior Term Loan Collateral Agent” means UBS AG, Stamford Branch, as the collateral agent under the Senior Term Loan Facility, or its successors.

“Senior Term Loan Facility” means the senior secured term loan facility of the Issuer to be entered into on the Issue Date as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Security Agreement” has the meaning ascribed to such term under “— Security — Security Documents.”

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the secured parties under the Senior Term Loan Facility (in their capacities as such), (ii) the holders of the First Lien Notes, the First Lien Notes Collateral Agent and the First Lien Trustee, each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties); (b) with respect to any First Priority Lien Obligations, each of (i) the Obligations under the Senior Term Loan Facility, (ii) the First Lien Notes Obligations and (iii) the Additional First Priority Lien Obligations Incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations); and (c) with respect to any Junior Lien Obligations, each of (i) the Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the Notes and (ii) the Junior Lien Obligations Incurred after the Issue Date pursuant to any applicable agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Purpose Subsidiary” means any Subsidiary of the Company whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Specified ABL Facility Assets” means any ABL Facility Collateral, the net proceeds of an Asset Sale of which are required to be applied as a prepayment of any Asset Backed Credit Facility.

“Sponsor” means Apollo Global Management, LLC and any of its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Structured Financing Transaction” means a sale of preferred shares of a Restricted Subsidiary, depositing the proceeds of such sale with a bank and pledging such deposit to guarantee a put and call with respect to such preferred shares.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to Obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or (3) with respect to the Company, for so long as the Company or any of its Subsidiaries, individually or in the aggregate, has at least a 50% ownership interest in Lyondell Bayer Manufacturing Maasvlakle VOF, Lyondell Bayer Manufacturing Maasvlakle VOF. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” has the meaning ascribed to such term under “— Mergers or Transfers of Assets.”

“Successor Issuer” has the meaning ascribed to such term under “— Mergers or Transfers of Assets.”

“Successor Pledgor” has the meaning ascribed to such term under “— Mergers or Transfers of Assets.”

“Suspended Covenants” has the meaning ascribed to such term under “— Certain Covenants.”

“Suspension Period” has the meaning ascribed to such term under “— Certain Covenants.”

“Third Priority Lien Obligations” means (i) all Indebtedness under the Notes, (ii) the Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the Notes, and (iii) Third Priority Lien Obligations that are Incurred after the Issue Date and secured by the Collateral on a third priority basis pursuant to the Security Documents.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the

Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet required to be delivered pursuant to the covenant under “— Certain Covenants — Reports and Other Information.”

“Transfer” has the meaning ascribed to such term under “— Mergers or Transfers of Assets.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2013; provided, however, that if the period from such redemption date to May 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Services Agreement” means any agreement between the Issuer, any Guarantor or Restricted Subsidiary and any commercial bank or other financial institution relating to treasury, depository, and cash management services, employee credit card arrangements or automated clearinghouse transfer of funds.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary;

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (except as permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Domestic Subsidiary” is any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

LEGAL MATTERS

The validity of the notes offered by this prospectus will be opined about by Gerald A. O’Brien, Deputy General Counsel of the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The consolidated financial statements of (i) the Predecessor of LyondellBasell N.V. and (ii) LyondellBasell N.V. incorporated in this Prospectus by reference to LyondellBasell N.V.’s Current Report on Form 8-K dated June 21, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to the Company’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of (i) the Predecessor of Lyondell Chemical Company and (ii) Lyondell Chemical Company incorporated in this Prospectus by reference to LyondellBasell N.V.’s Registration Statement on Form S-4 dated June 22, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to the Predecessor Parent’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of (i) the Predecessor of LyondellBasell Subholdings B.V. and (ii) LyondellBasell Subholdings B.V. incorporated in this Prospectus by reference to LyondellBasell N.V.’s Registration Statement on Form S-4 dated June 22, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the reports (which contain an explanatory paragraph relating to the Predecessor Parent’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be paid

SEC Registration Fee	$69,995
Printing Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Blue Sky Fees and Expenses	(1)
Transfer Agent and Registrar Fees	(1)
Miscellaneous	(1)
Total	$(1)
*Estimated amount	(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-1. An estimate of the aggregate expenses in connection with the securities being offered hereby will be included in the applicable prospectus supplement.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Assumed Indemnification Obligations

LyondellBasell Industries N.V. assumed certain indemnification obligations for any person who served as a director or officer of any of the Debtors in the Bankruptcy Cases during the period beginning January 6, 2009, subject to certain exceptions. All of our current executive officers and most of our officers will be indemnified pursuant to this assumption under the Plan of Reorganization. Furthermore, pursuant to the Plan of Reorganization, to the extent that indemnification claims relate to acts or omissions prior to the commencement of the Bankruptcy Cases, any individual covered by the assumed indemnification obligations must first demonstrate that he or she has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurers under the policies have disclaimed coverage or have informed such individual that the available limits of liability under the applicable policies have been exhausted. We will only be required to make a payment under the assumed indemnification obligations after the insurance policy has been exhausted or is not otherwise available. With respect to acts or omissions after the commencement of the Bankruptcy Cases and prior to the Emergence Date, an insurance policy took effect on December 20, 2007 which covers such acts or omissions.

New Indemnification Arrangements

Article 26 of Chapter XI of our Articles of Association contains mandatory indemnification provisions for our current and former directors and officers, as well as directors and officers of its direct or indirect subsidiaries, including Lyondell Chemical and the Subsidiary Guarantors, as described generally below.

We are obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he (or a person or entity for whom he) is or was a member of our Management Board or a member of our Supervisory Board or is or was serving at our request as a director, officer, employee or agent of another company or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Our indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees)

reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.

Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by us in advance of the final disposition of such proceeding upon a resolution of our Management Board which will have been approved by our Supervisory Board with respect to the specific case upon receipt of an undertaking by or on behalf of the member of our Management Board, member of our Supervisory Board, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

We have entered into indemnification agreements with our current directors and will enter into similar agreements with executive officers and certain officers and employees of LyondellBasell Industries N.V. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors and executive officers and as officers and employees of LyondellBasell Industries N.V. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain directors’ and officers’ liability insurance coverage.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of Lyondell Chemical’s Amended and Restated Certificate of Incorporation and Section 5.11 of Lyondell Chemical’s Amended and Restated By-Laws provide for indemnification to the fullest extent permitted by the DGCL.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Lyondell Chemical’s Amended and Restated Certificate of Incorporation provides that no director of Lyondell Chemical shall be personally liable to Lyondell Chemical or its shareholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On April 30, 2010, we issued 563,901,979 shares in exchange for bankruptcy claims and in connection with a rights offering. We also issued warrants to purchase 11,508,204 shares with an exercise price of $15.90 per share and issued 1,771,794 shares of restricted stock to our Chief Executive Officer as compensation. These issuances, as well as the issuance of shares upon exercise of the warrants, were exempt from registration requirements under the federal securities laws pursuant to Section 1145 of the U.S. Bankruptcy Code, and exempt from any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealer in, a security.

Additionally, up to 22,000,000 shares are authorized for issuance to certain senior management and members of the Supervisory Board of LyondellBasell Industries N.V. and its subsidiaries, pursuant to our incentive plans. Pursuant to LyondellBasell Industries N.V.’s LTIP, effective as the Emergence Date, in addition to the restricted stock issued to Mr. Gallogly, we issued 8,200,130 options to purchase our shares at an exercise price of $17.61 and 1,713,513 restricted stock units, which entitle the recipients thereof to receive shares upon vesting. These restricted share units vest in full five years after the date of grant of April 30, 2010. The LTIP issuances were deemed not to require registration under the so-called “no-sale” theory, or were otherwise exempt from registration requirements under Section 4(2) and Rule 701 of the Securities Act, related to securities issued not involving a public offering and pursuant to compensatory benefit plans and contracts relating to compensation.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Financial Statements.  The financial statements of LyondellBasell Industries N.V. for the years ended December 31, 2010, 2009 and 2008, including the report of independent registered public accounting firm, and for the quarter ended March 31, 2011, are incorporated by reference to the Current Report on Form 8-K filed June 22, 2011.

The financial statements of Lyondell Chemical Company and LyondellBasell Subholdings B.V. for the years ended December 31, 2010, 2009 and 2008 and the quarter ended March 31, 2011 are incorporated by reference to our Registration Statement on Form S-4 (File No. 333-175077) dated June 22, 2011.

Page	Description

F-1	Index to Financial Statements of Lyondell Chemical Company and LyondellBasell Subholdings B.V.

(b) Exhibits.  The following are furnished as exhibits hereto:

Exhibit
Number	Description

2.1	Third Amended and Restated Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors, dated as of March 12, 2010. (Incorporated by reference to Exhibit 2.1 to Form 10 dated April 28, 2010)
3.1	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of April 29, 2010. (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Form 10 dated July 26, 2010)
3.2	Rules for the Supervisory Board of LyondellBasell Industries N.V. (Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Form 10 dated July 26, 2010)
3.3	Rules for the Management Board of LyondellBasell Industries N.V. (Incorporated by reference to Exhibit 3.3 to Amendment No. 2 to Form 10 dated July 26, 2010)
3.4	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company. (Incorporated by reference to Exhibit 3.4 to the Registrants’ Registration Statement on Form S-4 (File No. 333-175077) dated June 22, 2011)
3.5	Certificate of Amendment of Certificate of Incorporation of Lyondell Chemical Company. (Incorporated by reference to Exhibit 3.5 to the Registrants’ Registration Statement on Form S-4 (File No. 333-175077) dated June 22, 2011)

Exhibit
Number		Description

3.6		Amended and Restated By-Laws of Lyondell Chemical Company, adopted as of December 30, 2007. (Incorporated by reference to Exhibit 3.4 to the Registrants’ Registration Statement on Form S-4 (File No. 333-175077) dated June 22, 2011)
4.1		Specimen certificate for Class A ordinary shares, par value €0.04 per share, of LyondellBasell Industries N.V. (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.2		Nomination Agreement between Leveragesource (Delaware), LLC and LyondellBasell Industries N.V., dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form 10 dated July 26, 2010)
4	.3*	Registration Rights Agreement by and among LyondellBasell Industries N.V and the Holders (as defined therein), dated as of April 30, 2010.
4.4		Nomination Agreement between AI International Chemicals S.à.r.l. and LyondellBasell Industries N.V., dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.5		Registration Rights Agreement by and among LyondellBasell Industries N.V., Banc of America Securities LLC and UBS Securities LLC, dated as of April 8, 2010. (Incorporated by reference to Exhibit 4.4 to Form 10 dated April 28, 2010)
4.6		Registration Rights Agreement by and among LyondellBasell Industries N.V. and the Holders (as defined therein), dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.7		Amended and Restated Indenture relating to 8% Senior Secured Notes due 2017 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Wilmington Trust FSB, dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.8 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.8		Security Agreement relating to 8% Senior Secured Noted due 2017 dated as of April 30, 2010 among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Deutsche Bank Trust Company Americas. (Incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.9		Indenture relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.10 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.10		Security Agreement relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.11 to Amendment No. 2 to Form 10 dated July 26, 2010)
4.11		Warrant Agreement by and among LyondellBasell Industries N.V. and Computershare Inc. and Computershare Trust Company, N.A., dated as of April 30, 2010. (Incorporated by reference to Exhibit 4.12 to Amendment No. 2 to Form 10 dated July 26, 2010)
5	.1*	Legal opinion of Gerald A. O’Brien, Deputy General Counsel of the Company, regarding the legality of the securities being registered under this registration statement.
5	.2*	Legal opinion of Clifford Chance LLP.
10.1		Employment agreement by and among James L. Gallogly, Lyondell Chemical Company and LyondellBasell AFGP, dated as of May 14, 2009. (Incorporated by reference to Exhibit 10.1 to Form 10 dated April 28, 2010)
10.2		Compensation terms of C. Kent Potter. (Incorporated by reference to Exhibit 10.2 to Form 10 dated April 28, 2010)
10.3		Employment agreement by and among Craig B. Glidden, Lyondell Chemical Company and LyondellBasell AFGP, dated as of August 5, 2009. (Incorporated by reference to Exhibit 10.3 to Form 10 dated April 28, 2010)
10.4		Employment agreement by and among Kevin Brown, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010. (Incorporated by reference to Exhibit 10.4 to Form 10 dated April 28, 2010)

Exhibit
Number		Description

10.5		Employment agreement by and among Bhavesh V. Patel, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010. (Incorporated by reference to Exhibit 10.5 to Form 10 dated April 28, 2010)
10.11		LyondellBasell Industries N.V. Short-Term Incentive Plan. (Incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.12		LyondellBasell Industries N.V. Medium Term Incentive Plan. (Incorporated by reference to Exhibit 10.12 to Form 10 dated April 28, 2010)
10.13		LyondellBasell Industries N.V. 2010 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.13 to Form 10 dated April 28, 2010)
10.14		Form of Officer and Director Indemnification Agreement. (Incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.15		Form of Non-Qualified Stock Option Award Agreement. (Incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.16		Form of Restricted Stock Unit Award Agreement. (Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.17		Form of Stock Appreciation Right Award Agreement. (Incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.18		Senior Secured Term Loan Credit Agreement by and between Lyondell Chemical Company, LBI Escrow Corporation, LyondellBasell Industries, N.V. and UBS AG, Stamford Branch, dated as of April 8, 2010. (Incorporated by reference to Exhibit 10.19 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.20		U.S. Security Agreement among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and USB AG Stamford Branch, dated as of April 30, 2010. (Incorporated by reference to Exhibit 10.20 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.21		Senior Secured Asset-Based Credit Agreement by and between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank, N.A., dated as of April 8, 2010. (Incorporated by reference to Exhibit 10.21 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.22		First Amendment, dated June 2, 2011, to Senior Secured Asset-Based Credit Agreement by and between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank, N.A., dated as of April 8, 2010. (Incorporated by reference to Exhibit 10. 1 to Form 8-K dated June 8, 2011)
10.23		Security Agreement dated as of April 30, 2010 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank N.A. (Incorporated by reference to Exhibit 10.22 to Amendment No. 2 to Form 10 dated July 26, 2010)
10.24		Master Receivables Purchase Agreement dated May 4, 2010 among Basell Sales and Marketing Company B.V., Lyondell Chemie Nederland B.V., Basell Polyolefins Collections Limited, Citicorp Trustee Company Limited and Citibank, N.A., London Branch (Incorporated by reference to Exhibit 10.23 to Amendment No. 2 to Form 10 dated July 26, 2010)
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
21.1		List of subsidiaries of the registrant. (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K dated December 31, 2010)
23	.1*	Consent of Gerald A. O’Brien, Deputy General Counsel of the Company (Included in Exhibit 5.1)
23	.2*	Consent of Clifford Chance LLP (Included in Exhibit 5.2)
23	.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23	.4*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23	.5*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24	.1*	Powers of Attorney. (Included on Page II-7 as part of the signature page hereto)
25	.1*	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rotterdam, The Netherlands, on June 24, 2011.

LYONDELLBASELL INDUSTRIES N.V.

/s/  James L. Gallogly
Name:     James L. Gallogly

Title:	Sole Member of the Management Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Gallogly, C. Kent Potter and Craig B. Glidden, and each of them, severally, his true and lawful attorneys-in-fact and agents, with full power to act with or without others and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities on June 24, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Chief Executive Officer and Sole Member of the Management Board (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jacques Aigrain Jacques Aigrain	Director

/s/ Jagjeet S. Bindra Jagjeet S. Bindra	Director

/s/ Robin Buchanan Robin Buchanan	Director

Signature	Title

/s/ Milton Carroll Milton Carroll	Director

/s/ Stephen F. Cooper Stephen F. Cooper	Director

/s/ Robert G. Gwin Robert G. Gwin	Director

Joshua J. Harris	Director

/s/ Scott M. Kleinman Scott M. Kleinman	Director

/s/ Marvin O. Schlanger Marvin O. Schlanger	Chairman of the Supervisory Board and Director

/s/ Bruce A. Smith Bruce A. Smith	Director

/s/ Rudy M.J. van der Meer Rudy M.J. van der Meer	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELLBASELL ACETYLS, LLC

By:	LyondellBasell Acetyls Holdco, LLC, its Sole Member

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

HOUSTON REFINING LP

By:	Lyondell Refining Company LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELLBASELL F&F HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELLBASELL ACETYLS HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELL REFINING I LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELL REFINING COMPANY, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL EUROPE HOLDINGS INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELL CHIMIE FRANCE LLC

By:	Lyondell Europe Holdings Inc., its Sole Member

By:	/s/ C. Kent Potter
C. Kent Potter
President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELL CHEMICAL TECHNOLOGY, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ C. Kent Potter
C. Kent Potter
President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL TECHNOLOGY 1 INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

LYONDELL CHEMICAL PROPERTIES, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ C. Kent Potter
C. Kent Potter
President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL OVERSEAS SERVICES, INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL INTERNATIONAL COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL DELAWARE COMPANY

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

EQUISTAR CHEMICALS, LP

By:	Equistar GP, LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BASELL NORTH AMERICA INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on June 24, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Samuel L. Smolik Samuel L. Smolik	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

EQUISTAR GP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 24, 2011.

EQUISTAR LP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly